Exhibit 4.4 CONFIDENTIAL Execution Version [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. STOCK PURCHASE AGREEMENT BY AND BETWEEN TAKEDA PHARMACEUTICALS U.S.A., INC. AND NIMBUS THERAPEUTICS, LLC DATED AS OF DECEMBER 13, 2022

TABLE OF CONTENTS -i- [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. ARTICLE I DEFINITIONS 1.1 Definitions ......................................................................................................................1 1.2 Terms Defined Elsewhere in This Agreement. .............................................................. 18 ARTICLE II SALE AND PURCHASE OF COMPANY SHARES 2.1 Sale and Purchase ......................................................................................................... 19 2.2 Payment of Purchase Price ............................................................................................ 20 2.3 Tax Withholding........................................................................................................... 20 2.4 Closing ......................................................................................................................... 20 2.5 Actions in Connection with Closing. ............................................................................. 21 2.6 Closing Deliverables. .................................................................................................... 24 ARTICLE III SELLER REPRESENTATIONS AND WARRANTIES 3.1 Organization, Standing and Power ................................................................................ 25 3.2 Authority; Required Filings and Consents; No Conflict ................................................ 25 3.3 Ownership of the Company Shares ............................................................................... 26 3.4 Legal Proceedings ........................................................................................................ 26 3.5 Compliance with Laws ................................................................................................. 26 3.6 No Other Agreements to Sell the Company .................................................................. 26 3.7 Brokers ......................................................................................................................... 27 3.8 No Other Representations or Warranties ....................................................................... 27 ARTICLE IV COMPANY REPRESENTATIONS AND WARRANTIES 4.1 Organization, Standing and Power ................................................................................ 27 4.2 Subsidiaries .................................................................................................................. 27 4.3 Capitalization. .............................................................................................................. 27 4.4 Title to Properties and Assets ........................................................................................ 28 4.5 No Conflict ................................................................................................................... 28

-ii- [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 4.6 Material Contracts ........................................................................................................ 29 4.7 Financial Statements ..................................................................................................... 30 4.8 Absence of Certain Changes ......................................................................................... 31 4.9 Liabilities; Indebtedness ............................................................................................... 31 4.10 Taxes ............................................................................................................................ 31 4.11 Environmental Matters ................................................................................................. 33 4.12 Employee Matters ......................................................................................................... 34 4.13 Compliance With Laws ................................................................................................ 35 4.14 Legal Proceedings ........................................................................................................ 35 4.15 Labor Matters ............................................................................................................... 35 4.16 Intellectual Property ..................................................................................................... 35 4.17 Governmental Authorizations ....................................................................................... 39 4.18 Insurance ...................................................................................................................... 39 4.19 Product Liability ........................................................................................................... 40 4.20 Regulatory Matters ....................................................................................................... 40 4.21 Healthcare Data Privacy and Data Protection ................................................................ 43 4.22 Unlawful Payments ...................................................................................................... 45 4.23 Affiliate Transactions and Sufficiency .......................................................................... 46 4.24 Effect of Transaction .................................................................................................... 46 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER 5.1 Organization, Standing and Power ................................................................................ 46 5.2 Authority; Required Filings and Consents; No Conflict ................................................ 47 5.3 Legal Proceedings ........................................................................................................ 47 5.4 Financial Capability ...................................................................................................... 47 5.5 Brokers ......................................................................................................................... 47 5.6 Acquisition of Transferred Interests for Investment ...................................................... 48 5.7 No Other Representations or Warranties ....................................................................... 48 ARTICLE VI CONDUCT OF BUSINESS 6.1 Conduct of the Business of the Company. ..................................................................... 48 6.2 Certain Restrictions During the Pre-Closing Period ...................................................... 49

-iii- [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 6.3 Confidentiality .............................................................................................................. 52 ARTICLE VII ADDITIONAL AGREEMENTS 7.1 Access to Information; Development Plan; Books and Records .................................... 53 7.2 Interim Efforts .............................................................................................................. 55 7.3 Funding Payments. ....................................................................................................... 57 7.4 Indemnified Matters. .................................................................................................... 58 7.5 Notice of Certain Events. .............................................................................................. 58 7.6 Public Disclosure. ......................................................................................................... 58 7.7 Resignations. ................................................................................................................ 59 7.8 [***] ............................................................................................................................. 59 7.9 Retention of Records .................................................................................................... 61 7.10 Tax Matters. ................................................................................................................. 61 7.11 R&W Insurance Policy ................................................................................................. 62 7.12 Alternative Transactions. .............................................................................................. 63 7.13 Intercompany Accounts ................................................................................................ 63 7.14 Intellectual Property Matters. ........................................................................................ 63 7.15 Further Assurances ....................................................................................................... 64 ARTICLE VIII CONDITIONS TO ACQUISITION 8.1 Conditions to Each Party’s Obligation To Effect the Acquisition .................................. 64 8.2 Additional Conditions to Obligations of the Buyer ........................................................ 64 8.3 Additional Conditions to Obligations of the Seller ........................................................ 65 ARTICLE IX TERMINATION AND AMENDMENT 9.1 Termination .................................................................................................................. 66 9.2 Effect of Termination ................................................................................................... 67 9.3 Fees and Expenses ........................................................................................................ 67 9.4 Amendment .................................................................................................................. 69 9.5 Extension; Waiver ........................................................................................................ 69

-iv- [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. ARTICLE X MISCELLANEOUS 10.1 Notices ......................................................................................................................... 69 10.2 Entire Agreement ......................................................................................................... 70 10.3 No Third Party Beneficiaries ........................................................................................ 70 10.4 Assignment................................................................................................................... 70 10.5 Severability .................................................................................................................. 70 10.6 Counterparts and Signature ........................................................................................... 71 10.7 Interpretation ................................................................................................................ 71 10.8 Governing Law ............................................................................................................. 71 10.9 Remedies ...................................................................................................................... 72 10.10 Submission to Jurisdiction ............................................................................................ 72 10.11 WAIVER OF JURY TRIAL ......................................................................................... 73 10.12 Seller Disclosure Schedule ........................................................................................... 73 10.13 Non-Survival of Representations, Warranties and Covenants ........................................ 73 10.14 Waiver of Conflicts; Deal Communications. ................................................................. 74 10.15 Joint Negotiation .......................................................................................................... 75

-v- [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXHIBITS: Exhibit A Form of Transition Services Agreement Exhibit B Form of Assignment and Assumption Agreement Exhibit C Development Plan Exhibit D Form of [Estimated][Adjusted] Closing Statement Exhibit E Form of Resignation SCHEDULES: Seller Disclosure Schedule Schedule 2.8 Schedule A Schedule B Schedule C

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 13, 2022 (the “Effective Date”), by and between Takeda Pharmaceuticals U.S.A., Inc., a Delaware corporation (the “Buyer”), and Nimbus Therapeutics, LLC, a Delaware limited liability company (the “Seller”). WHEREAS, the Seller is the beneficial owner and holder of record of all of the issued and outstanding shares of common stock, par value $0.001 per share, of Nimbus Lakshmi, Inc., a Delaware corporation and a wholly owned subsidiary of the Seller (the “Company”) (such shares, the “Company Shares”); WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the Company Shares upon the terms and subject to the conditions of this Agreement (together with all other transactions contemplated by this Agreement, the “Acquisition”); WHEREAS, in connection with the foregoing, the Parties hereto desire to enter into, as of the Closing, certain additional arrangements, including a transition services agreement, in the form attached hereto as Exhibit A (the “Transition Services Agreement”) and an assignment and assumption agreement, in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), whereby, subject to and contingent upon the occurrence of the Closing, the Buyer shall [***]; and WHEREAS, the Buyer and the Seller desire to make certain representations, warranties, covenants and agreements in connection with, and to prescribe certain conditions to, the Acquisition as set forth in this Agreement. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below: “Accounting Rules” means (a) only to the extent consistent with GAAP, the accounting policies, principles, methods or practices that were used in the preparation of the balance sheet of the Company included in the Financial Statements as of the Most Recent Balance Sheet Date and (b) to the extent not addressed in clause (a), GAAP. “Action” means any claim, action, suit, arbitration, investigation, audit or other proceeding by or before any Governmental Authority or any arbitrator or arbitrator panel.

2 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Affiliate” means, with respect to any Person, any other Person which, at the time of determination, directly or indirectly (through one of more intermediaries), controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including correlative meanings, the terms “controlled by” “controlling” or “under common control”) means (a) the direct or indirect ownership of fifty percent (50%) or more of the voting stock or other voting interests or interest in capital or profits of the Person, or (b) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body of the Person. For clarity, NDI is an Affiliate of the Seller. “Alternative Transaction” means any (a) acquisition, merger, consolidation, reorganization, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or the Program Compound, (b) issuance or sale of shares of capital stock or other equity securities of the Company or (c) sale, lease, exchange or other disposition of any material property or asset of the Company outside of the Ordinary Course of Business, including the Program Compound, in each case, other than the transactions contemplated by this Agreement, any Permitted License and any other license granted by the Company in compliance with Section 6.2. “Ancillary Agreement” means each of (a) the Assignment and Assumption Agreement, (b) the Transition Services Agreement, (c) the Escrow Agreement, and (d) the [***]. “Biologic” means any composition of matter comprising proteins, nucleic acids, carbohydrates, or a combination of these substances, including monoclonal antibodies (derivatives or fragments thereof), other binding proteins, peptide molecules, RNA molecules, DNA molecules, viruses, gene therapy vectors or genetically engineered cells. “Books and Records” means all files, documents, papers, books and records owned or otherwise controlled by, and in the possession of, the Seller, NDI or the Company specifically relating to or specifically containing information or data regarding the Development or Manufacture of Company Program Compounds or Company Program Products (in each case, other than invoices, except for such invoices as are reasonably requested by the Buyer and are reasonably necessary for the operation of the Company Business following the Closing). “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Boston, Massachusetts, New York City, New York or Tokyo, Japan are authorized or obligated by applicable Law to close. “Buyer Material Adverse Effect” means any result, occurrence, change, circumstance, development, state of facts, event or effect that would reasonably be expected to (a) prevent or materially impede, interfere with, hinder or delay the ability of the Buyer to consummate the transactions contemplated by this Agreement or (b) have a material adverse effect on the financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole. “Calendar Year” means each one (1) year period beginning on January 1 and ending on December 31.

3 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Capital Stock” means (a) any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, (b) any securities (including debt securities) directly or indirectly convertible into, or exchangeable or exercisable for, any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, (c) any rights, warrants or options directly or indirectly to subscribe for or to purchase any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, or to subscribe for or to purchase any securities (including debt securities) convertible into, or exchangeable or exercisable for, any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, or (d) any share appreciation rights, phantom share rights, other rights the value of which is linked to the value of any securities or interests referred to in clauses (a) through (c) above or other similar rights. “[***]” means [***]. “Change of Control” means, with respect to a Person: (a) the acquisition (in a transaction or a series of related transactions) by any Third Party, together with its Affiliates, of beneficial ownership of more than fifty percent (>50%) of the then outstanding securities or combined voting power of such Person (or any controlling Affiliate of such Person), other than acquisitions by employee benefit plans sponsored or maintained by such Person (or any controlling Affiliate of such Person) or transactions undertaken for bona fide capital raise purposes; (b) the consummation of a business combination (including a merger or consolidation) involving such Person (or any controlling Affiliate of such Person) with a Third Party, unless, following such business combination, the equityholders of such Person (or any controlling Affiliate of such Person) immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (>50%) of the then outstanding equity securities or combined voting power of the surviving entity or the parent of the surviving entity immediately after such business combination; or (c) the sale, assignment or other transfer to a Third Party of all or substantially all of such Person’s assets (or the assets of any controlling Affiliate of such Person). For purposes of this definition, (i) if a transaction, series of transactions or other arrangement that constitutes a “Change of Control” also includes a license (or sublicense) or other right, in whole or in part, to Develop, Manufacture or Commercialize any Program Compound(s) or Program Product(s), such transaction, series of transactions or other arrangement shall be a “Change of Control”, and (ii) for clarity, a Change of Control under clause (c) includes the sale, assignment or other transfer to a Third Party of all or substantially all of the Company’s assets relating to any Program Compound(s) or Program Product(s). “Clinical Trials” means human clinical trials, including any Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials, Phase 4 Clinical Trials or variations or subsets of such trials (for example, a Phase 2/3 clinical trial or Phase 1B Clinical Trial). “Closing Accounts Payable” means any accounts payable and accrued expenses of the Company determined in accordance with the Accounting Rules or any similar obligation of the Company owed to another Person accrued and outstanding as of immediately prior to the Closing, including, for clarity, any amount payable by the Company to the Seller or the Seller’s Affiliates (including [***]), but excluding any amounts that constitute Closing Indebtedness.

4 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Closing Cash” means [***]. “Closing Indebtedness” means any Indebtedness of the Company outstanding as of immediately prior to the Closing, determined in accordance with the Accounting Rules; provided that in the case of any Payoff Indebtedness, the amount of Closing Indebtedness shall include the full amount necessary to satisfy and discharge such Payoff Indebtedness. “Code” means the U.S. Internal Revenue Code of 1986. “Combination Product” means a product that includes any Program Compound and at least one additional active ingredient (whether co-formulated or co-packaged) other than such Program Compound. Pharmaceutical dosage form vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients,” except in the case where such vehicle, adjuvant, or excipient is recognized by the FDA as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7). “Commercialization” or “Commercialize” means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, exporting, using, offering for sale or selling a product. “Company Business” means the Development, Commercialization and Manufacturing of Company Program Compounds and Company Program Products as conducted as of the Effective Date or immediately prior to the Closing (as the context requires) or contemplated, as of the Effective Date or immediately prior to the Closing (as the context requires), to be conducted by or on behalf of the Company following the Closing. “Company Clinical Trial” means any Clinical Trial of a Company Program Product conducted by or on behalf of the Company. “Company Intellectual Property” means any Intellectual Property owned or purportedly owned exclusively by the Company or jointly owned or purportedly owned jointly by the Company and another Person or Persons (other than the Company). “Company Program Compound” means any Tyk2 Inhibitor owned or controlled by the Company as of the Effective Date. “Company Program Product” means any Program Product that constitutes, incorporates, comprises, or contains a Company Program Compound, alone or as a Combination Product, in each case in any presentation, form or formulation (including different dosage strengths) for any and all uses. “Constitutive Documents” means the certificate of incorporation, certificate of formation, limited liability company agreement, bylaws or equivalent organizational documents of a Person. “Contract” means any contract, commitment, agreement, instrument, obligation, undertaking or other legally binding arrangement or understanding, in each case, whether written or oral.

5 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Copyright” means any rights in works of authorship including copyrights in copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works and other copyright and similar exploitation rights and moral rights, all registrations, applications for registration and renewals of any of the foregoing anywhere in the world, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of copyright law anywhere in the world. “Court Order” means any judgment, decision, writ, decree, award, consent decree, injunction, ruling or order of any federal, state, local or other domestic or foreign court or Governmental Authority that is binding on any Person or its property. “Cover” or “Covered” means that the Manufacture, use, offer for sale, sale, importation or exportation of a product or practice of a method would infringe a claim of such Patent in the country in which such activity occurs absent a license thereto (or ownership thereof), and, in the case of a Patent application, that the Manufacture, use, offer for sale, sale, importation or exportation of a product or practice of a method would infringe a pending claim thereof, assuming that such pending claim were to issue substantially in such scope. “Data Protection Laws” means all Laws worldwide relating to data privacy, protection or security or the collection, use, disclosure, retention or other Processing of Personal Data and all binding guidance thereunder issued by a Governmental Authority, including all Laws concerning breach notification, requirements for any outbound communications (including e-mail marketing, telemarketing, text-messaging and anti-spam), applicable to the Company or the Company Business. “Development” means Pre-Clinical Development and clinical drug development activities reasonably relating to the development of technology (including a compound or product) and submission of information regarding technology (including a compound or product) to a Regulatory Authority after Development, including Clinical Trials (including pre- and post- Regulatory Approval studies and statistical analysis), but excluding Commercialization activities. When used as a verb, “Develop” means to engage in Development. “Development Plan” means the written Development plan that sets forth the anticipated Development activities to be performed by or on behalf of the Company or its Affiliates during the Pre-Closing Period, including a budget therefor, as may be amended from time to time in accordance with the terms of this Agreement by the Seller or the Company during the Pre-Closing Period. The Development Plan as of the Effective Date is attached hereto as Exhibit C. “Distributor” means [***]. “DOJ” means the United States Department of Justice. “EMA” means the European Medicines Agency, or any successor agency thereto. “Embodiment” means with respect to any Intellectual Property all documentation, drafts, papers, designs, schematics, diagrams, models, prototypes, Software source and object code, computer stored data, diskettes, manuscripts and other items describing all or any part of any such

6 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Intellectual Property or in which all or any part of such Intellectual Property is set forth, embodied, recorded or stored. “Encumbrance” means any charge, lien, claim, mortgage, lease, hypothecation, deed of trust, pledge, security interest, option, right of first refusal, easement, servitude, encroachment, encumbrance, restriction on use, transfer, or exercise of any other attribute of ownership, or other similar restriction or interest of any kind. “Environmental Claim” means any claim, action, cause of action, suit, proceeding, investigation, information request, order, demand or notice (written or oral) by any Person alleging actual or potential liability (including actual or potential liability for investigatory costs, monitoring costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties, or corrective actions) arising out of, based on, resulting from or relating to (a) the presence, release or threatened release into the environment, of, or exposure to, any Materials of Environmental Concern at any location, whether or not owned or operated by Seller or the Company, now or in the past, or (b) conditions, facts or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. “Environmental Laws” means all Laws relating to pollution, human and worker health or safety, protection of the environment (including, without limitation, indoor and ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, Laws relating to (a) emissions, discharges, releases or threatened releases of, or exposure to, Materials of Environmental Concern, (b) the manufacture, processing, distribution, marketing, sale, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, (c) recordkeeping, notification, disclosure and reporting requirements regarding Materials of Environmental Concern, (d) endangered or threatened species of flora and fauna (including fish, wildlife and plants) and the management or use of natural resources, (e) the preservation of the environment or mitigation of adverse effects on or to human health or the environment, or (f) emissions or control of greenhouse gases. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Escrow Account” means the account in which the Escrow Amount will be deposited and held by the Escrow Agent. “Escrow Agent” means JPMorgan Chase Bank, N.A. “Escrow Agreement” means the Escrow Agreement, to be entered into at the Closing by and among the Buyer, the Seller and the Escrow Agent, in the form to be negotiated in good faith prior to the Closing by, and reasonably acceptable to, each of the Buyer, the Seller and the Escrow Agent. “Escrow Amount” means [***]. “[***]” means [***].

7 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended. “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto. “Fraud” means a claim for common law fraud with a specific intent to deceive based on a representation or warranty contained in this Agreement or any certificate delivered in connection herewith; provided, that, at the time such representation was made, (i) such representation was inaccurate, (ii) the party making such representation or warranty had actual knowledge of the inaccuracy of such representation or warranty, (iii) the party making such representation or warranty had the specific intent to deceive the other party, and (iv) the other party hereto acted in reliance on such inaccurate representation or warranty and suffered injury as a result of such inaccuracy. “Final Adjusted Closing Date Statement” means (a) the Estimated Closing Date Statement, to the extent provided in Section 2.5(c), (b) the Adjusted Closing Date Statement to the extent provided in Section 2.5(h) or (c) the Adjusted Closing Date Statement, as adjusted to the extent necessary to reflect the Independent Accountant’s decision, as provided in Section 2.5(i). “FTC” means the United States Federal Trade Commission. “Fundamental Representations” means the representations and warranties of the Seller and the Company in Sections 3.1, 3.2(a), 3.3, 3.6, 3.7, 4.1, 4.2, and 4.3. “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards promulgated or endorsed by the FDA, and all analogous guidelines promulgated by the EMA, the ICH or other applicable Regulatory Authorities, as applicable. “Good Laboratory Practices” or “GLP” means the applicable then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by other applicable Regulatory Authorities, as they may be updated from time to time, including applicable guidelines promulgated under the ICH. “Good Manufacturing Practices” or “GMP” means the applicable then-current Good Manufacturing Practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other applicable Regulatory Authorities, as they may be updated from time to time. “Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) international, supranational, multinational, federal, state, local, municipal, foreign or other government, agency or authority; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, Regulatory Authority, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal). “Governmental Authorizations” means all licenses, permits (including insurance permits), variances, waivers, orders, registrations, consents, certificates, applications, clearances, filings and

8 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. other authorizations and approvals of or by a Governmental Authority required (a) with respect to the Buyer or the Seller, to perform their respective obligations hereunder and (b) with respect to the Company, to carry on its business and operations under applicable Law. “Governmental Order” means any order, ruling, writ, consent, decision, judgment, injunction, decree, stipulation, determination, verdict or award entered by or with any Governmental Authority. “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976. “ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use. “IFRS” means international financial reporting standards as adopted and amended or modified by the International Accounting Standards Board. “IND” means an Investigational New Drug application under 21 C.F.R. Part 312 in the United States or similar clinical trial application in other countries. “Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money and all obligations with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course and payable in accordance with customary practices and not more than ninety (90) days past due, to the extent taken into account in the calculation of Closing Accounts Payable), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness or obligations of others secured by (or for which the holder of such indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance or other claim on property owned or acquired by such Person, whether or not the indebtedness or obligations secured thereby have been assumed, (e) all guarantees by such Person of indebtedness of others, (f) all capital lease obligations of such Person, (g) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (h) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (i) any amounts required to be paid by such Person to terminate or unwind any interest rate or currency swaps, caps or other derivatives or hedging arrangements (assuming done so at the time of measurement), (j) all obligations of such Person pursuant to any deferred compensation agreements and (k) any accrued and unpaid interest, fees (including “fees in lieu of warrant” or any “final payment” fees) and other expenses owed by such Person with respect to the foregoing, including prepayment penalties, premiums or fees, breakage amounts and any other amounts payable in connection with repayment, prepayment, termination, satisfaction or discharge; provided, however, that, for the avoidance of doubt, Indebtedness shall exclude any Transaction Expenses and the Closing Accounts Payable. “[***]” means [***]. “Intellectual Property” means any and all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered and all rights

9 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. associated therewith, including such rights in and to: (a) Patents and other indicia of ownership of an invention recognized or issued by or filed with any Governmental Authority; (b) Trademarks; (c) internet domain names and social media handles; (d) Copyrights; (e) Know-How; (f) software (including source code, executable code, systems, network tools, data, databases, applications, firmware and all related documentation); and (g) all other intellectual property and proprietary rights. “Know-How” means all commercial, technical, scientific and other data, results, know- how and information, trade secrets, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, knowledge, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications and confidential and proprietary information (including biological, chemical, pharmacological, toxicological, clinical, safety, assay, study designs and protocol and related know-how and trade secrets and other confidential or proprietary information or any rights therein, and manufacturing data, pre-clinical and clinical data, specifications of ingredients, manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures and related know-how and trade secrets), in all cases, whether or not confidential, proprietary, patented or patentable, in written, electronic or any other form now known or hereafter developed. “Knowledge” (and other like terms) means, as applied to the Seller or the Company, as applicable, the knowledge of [***] (so long as he or she is employed or engaged as a consultant by the Company, the Seller or any of their respective Affiliates and, if he or she is not, then the executives performing substantially similar duties) and the knowledge such individuals would have acquired in the exercise of due inquiry; provided that with respect to Section 4.16, due inquiry does not require the relevant Person to conduct, have conducted, obtain, or have obtained any freedom-to-operate or other Intellectual Property clearance searches, or opinions of counsel or similar inquiries. “Law” means any local, state, national, regional, federal or international statute, law, ordinance, rule, treaty, regulation, common law or other legal requirement. “MAA” means a marketing authorization application, including an NDA, to market a pharmaceutical product in any country or group of countries, as defined in the applicable Laws and filed with the Regulatory Authority of a given country or group of countries. “Made Available to the Buyer” (or words of similar import) means contained and accessible at least one (1) Business Day immediately prior to the Effective Date in the virtual data room hosted on behalf of the Company in connection with the Acquisition to which the Buyer and, to the extent the Buyer requested access for its Representatives, its Representatives had access during such period (the “Data Room”). “Manufacturing” means all activities directed to sourcing of necessary raw materials, manufacturing, producing, processing, packaging, quality assurance testing and release of a product (or any component of such product). When used as a verb, “Manufacture” means to engage in Manufacturing.

10 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic, radioactive or hazardous substances, materials or wastes, biological, infectious, or medical wastes, or petroleum and petroleum products, greenhouse gases, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, per- and polyfluoroalkyl substances, lead or lead- based paints or materials, radon, fungus, mold, mycotoxins or other substances that are regulated by Governmental Authorities or under any Environmental Laws or that may have an adverse effect on human health or the environment. “Most Recent Balance Sheet Date” means October 31, 2022. “NDA” means a new drug application submitted to the FDA pursuant to Section 505 of the FD&C Act, 21 U.S.C. §355 and 21 C.F.R. Part 314 for authorization to market a pharmaceutical product. “NDI” means [***]. “[***]” means [***]. “[***]” means [***]. “Net Sales” means, with respect to the Program Products, the [***] of such Program Products by the Company and its Affiliates and its and their (Sub)licensees (each, a “Selling Party”) to a Third Party (other than another Selling Party) [***]: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***] There shall be [***] to calculate Net Sales. [***]. Net Sales for any [***] shall be calculated [***]. “[***]” means [***]. “Ordinary Course of Business” or “Ordinary Course” or any similar phrase means the ordinary course of the Company’s business, consistent with the past practice of the Company and consistent with applicable Laws. “Party” means the Seller or the Buyer, and “Parties” shall mean the Seller and the Buyer.

11 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Patents” means (a) all patents and patent applications (provisional and non-provisional) anywhere in the world, including PCT applications, (b) all divisionals, continuations, continuations in-part thereof, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world (including from PCT applications), together with all registrations, reissues, re-examinations, patents of addition, utility models or designs, renewals, supplemental protection certificates, or extensions of any of the foregoing and counterparts thereof anywhere in the world. “Payoff Indebtedness” means all Closing Indebtedness, if any, of the types set forth in clauses (a), (b), (d) or (i) of the definition of “Indebtedness”, together with all amounts referred to in clause (k) of the definition of “Indebtedness” in respect thereof. “Permitted Encumbrances” means the following: (a) Encumbrances arising under the Loan and Security Agreement by and among [***] and [***], the Company and [***], dated [***] that will be released in connection with Closing; (b) Encumbrances for Taxes not yet due or payable or that are being contested in good faith by appropriate proceedings or that may thereafter be paid without penalty; (c) Encumbrances for assessments and other governmental charges or Encumbrances of landlords, carriers, warehousemen, mechanics and repairmen incurred in the Ordinary Course, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; and (d) Encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially detract from the value of the property encumbered thereby or materially impair the use of such property in the business of the Company. “Permitted License” means any non-exclusive, non-transferable, non-sublicensable license of Intellectual Property granted and entered into by the Company in the Ordinary Course of Business in furtherance of the Development or Manufacture activities of the Company to be performed on behalf of the Company by a Service Provider; provided that the agreement related to such non-exclusive license (a) does not allow the licensee any Commercialization rights with respect to the Company Program Compounds or Company Program Products or Intellectual Property licensed by the Company thereunder, (b) does not include any royalty, milestone or other similar contingent payment obligation of the Company with respect to the Company Program Compounds or Company Program Products or Intellectual Property licensed by the Company thereunder and (c) shall not cease to be valid and binding and in full force and effect on terms identical in all material respects to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor shall the consummation of such transactions constitute a material breach or default under such license or otherwise so as to give the counterparty thereto or any other Person a right to terminate such license. “Person” means any individual, a limited liability company, a joint venture, a corporation, a company, a partnership, an association, a business trust, a trust, a Governmental Authority, a division or operating group of any of the foregoing or any other entity or organization.

12 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Personal Data” means any information relating to an identified or identifiable individual and any other information that is regulated as “personally identifiable information,” “personal information,” “personal data” or similar terms under applicable Data Protection Laws. “Phase 1 Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(a) and is intended to determine metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses and, if possible, to gain early evidence of efficacy, or any comparable trial under applicable Laws. “Phase 1A Clinical Trial” shall mean a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety, pharmacokinetic, and pharmacodynamic parameters in healthy individuals or patients, or a similar clinical study prescribed by the Regulatory Authorities. “Phase 1B Clinical Trial” shall mean a human clinical trial of a product: (a) the principal purpose of which is to evaluate safety and tolerability of the drug following repeat dosing in patients and (b) the secondary purpose of which is to evaluate biomarker-based and clinical endpoint-based trends of efficacy, conducted after the initiation of an initial Phase 1 Clinical Trial or Phase 1A Clinical Trial of such product, prior to commencement of Phase 2 Clinical Trials or Phase 3 Clinical Trials, and that is designed to provide (itself or together with other available data) evidence of sufficient safety and clinical activity to enable the decision to proceed to a Phase 2 Clinical Trial, or any comparable trial as defined or referenced under applicable Laws. “Phase 2 Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(b) and intended to explore a variety of doses, dose response, and duration of effect, and to generate data on side effects and clinical efficacy for a particular indication or indications in a target patient population, or any comparable trial under applicable Laws. “Phase 3 Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(c) and is intended to (a) establish that the product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product, or any comparable trial under applicable Laws. “Phase 4 Clinical Trial” means a human clinical trial, or other test or study, of a product for an indication that is commenced after receipt of the initial Regulatory Approval for such indication and that is conducted within the parameters of the Regulatory Approval for the product for such indication (and which may include investigator sponsored clinical trials), including a clinical trial conducted due to the request or requirement of a Regulatory Authority or as a condition of a previously granted Regulatory Approval. “Pre-Clinical Development” means activities reasonably relating to the discovery, research and pre-clinical development of a compound or product, including toxicology, pharmacology and other discovery, optimization and pre-clinical efforts, test method development and stability testing, Manufacturing process development, formulation development, delivery system development, and quality assurance and quality control development, but excluding Clinical Trials

13 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (including pre- and post-Regulatory Approval studies and statistical analysis) and Commercialization activities. “Pre-Closing Tax Period” means any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Process,” “Processing” or “Processed” means any operation or set of operations which is performed upon Personal Data, by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Prodrug” means a compound or Biologic whose major metabolite when dosed in vivo is a Tyk2 Inhibitor. “Program Compound” means [***]. “Program Product” means any pharmaceutical composition or preparation that constitutes, incorporates, comprises, or contains a Program Compound, alone or as a Combination Product, in each case in any presentation, form or formulation (including different dosage strengths) for any and all uses. “Protected Health Information” shall have the same meaning set forth in 45 C.F.R. §160.103. “Purchase Price” means an amount equal to four billion dollars ($4,000,000,000) plus (a) the amount of Closing Cash and (b) any Funding Payment Underage outstanding on the Closing date under Section 7.3 less, without duplication, (a) the amount of Closing Indebtedness, (b) the amount of Closing Accounts Payable, (c) any Funding Payment Overage outstanding on the Closing Date under Section 7.3 and (d) the amount of all Transaction Expenses incurred or owing by the Company at or prior to the Closing and not paid by the Company prior to the Closing. For purposes of the payment pursuant to Section 2.2(a), the amount of Closing Cash, Closing Indebtedness, Closing Accounts Payable and such Transaction Expenses shall be based on the Estimated Closing Date Statement and the Purchase Price shall be equal to the Estimated Closing Amount. “Regulatory Approvals” means, with respect to a country or region, any approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by the relevant Regulatory Authority necessary in order to import, distribute, market and sell a pharmaceutical product in such country or region, including any NDAs and MAAs (but excluding pricing and reimbursement approvals). “Regulatory Authority” means, with respect to a jurisdiction, any national (e.g., the FDA or Health Canada), supra-national (e.g., the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with responsibility for granting any Regulatory Approvals with respect to any pharmaceutical product.

14 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Representative” means, with respect to any Person, any Affiliate of such Person and any director, officer, employee, agent, legal counsel, financial advisor or other representative of such Person or its Affiliates. “Restricted Cash” means any cash which is not freely usable by the Company because it is subject to restrictions or limitations on use or distribution by Law, Contract or as otherwise determined in accordance with Accounting Rules. “Sanctions Law” means any economic or financial sanctions or restrictions, export control laws, or trade embargoes imposed, administered, or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, the U.S. Department of State, or any other Governmental Authority. “Sanctioned Person” means any Person, organization or vessel (a) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the U.S. Department of Commerce Denied Persons List, the U.S. Department of Commerce Entity List, the U.S. Department of State Debarred Parties List, or on any list of restricted or prohibited parties issued under the Sanctions Law of any other applicable country, (b) that is, or is part of, a government of a Sanctioned Territory, (c) owned fifty percent (50%) or more by, or acting on behalf of, any of the foregoing, or (d) resident in, or registered in or established under the jurisdiction of a Sanctioned Territory. “Sanctioned Territory” means any country or territory which is itself the subject of comprehensive economic sanctions or trade restrictions under Sanctions Law, which countries and territories, as of the date hereof, are Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine. “Securities Act” means the Securities Act of 1933. “Seller Material Adverse Effect” means any change, event, circumstance, occurrence, effect, state of fact or development that: (a) has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, properties, assets, prospects, condition (financial or otherwise), liabilities or results of operations of the Company or (b) that, either individually or in the aggregate, would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Seller of the transactions contemplated by this Agreement; provided, however, that, for the purposes of clause (a), a Seller Material Adverse Effect shall not be deemed to include changes or effects to the extent resulting from: (i) changes generally affecting the U.S. or global economy, financial or securities markets, including changes in interest or exchange rates; (ii) except as it relates to any representation or warranty set forth in Section 3.2 or 4.5 that is expressly intended to address the consequences of the negotiation, execution, delivery or announcement of this Agreement or the consummation of the transactions contemplated hereby, the negotiation, execution, and delivery of this Agreement, the announcement or consummation of the transactions contemplated by this Agreement and the identity of, or the effects of any facts and circumstances relating to, Buyer or any of its Affiliates; (iii) any outbreak or escalation of war or any act of terrorism; (iv) pandemics, epidemics or other disease outbreaks or any resulting policy, directive or action by any Governmental Authority; (v) any general change in operating, business, regulatory or other conditions in the industry in which the Company operates; (vi) any failure by

15 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the Effective Date (provided that the underlying cause of the Company’s failure to meet such projections, forecasts or revenue or earnings predictions shall be taken into account to the extent not otherwise excluded hereunder); (vii) any adoption, change, implementation, repeal, modification, reinterpretation or proposal of GAAP or any Law, regulation or policy by any Governmental Authority, or any panel or advisory body empowered or appointed thereby, in each case, after the Effective Date; (viii) to the extent not resulting from any intentional wrongdoing by the Seller, the Company or any of their respective Affiliates, regulatory, preclinical or clinical, pricing or reimbursement events relating to or affecting any product candidate of the Company or any product or product candidate competitive with or related to any products or product candidates of the Company, including (A) any suspension, rejection, refusal of, request to refile or any delay in obtaining, making or maintaining any regulatory application, filing or approval relating to any product candidate of the Company, (B) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Authority relating to any product candidate of the Company or any product or product candidate competitive with or related to any product candidates of the Company (or the manufacture or commercialization thereof), (C) any delay, hold or termination of any preclinical or clinical study, trial or test with respect to any product candidate of the Company, (D) any results, outcomes, data, adverse events, side effects (including toxicity) or safety observations related to or arising from any clinical studies, trials or tests with respect to any product candidate of the Company or any product or product candidate competitive with or related to any products or product candidates of the Company, or announcements of any of the foregoing, (E) approval by the FDA or another Governmental Authority, market entry or threatened market entry of any product or product candidate competitive with or related to any product candidate of the Company, (F) any adverse events affecting patient enrollment or failure to participate with respect to clinical trials for any product candidate of the Company, or (G) any production or supply chain disruption affecting the manufacture of any product candidate of the Company, (ix) the taking of any specific action, or refraining from taking or not taking any specific action, in each case (A) at the request of the Buyer, (B) with the Buyer’s consent, (C) because the Buyer unreasonably withholds its consent after receipt of a written request therefor or (D) as expressly required by this Agreement; or (x) a breach of this Agreement or any Ancillary Agreement by the Buyer; provided further, however, that any change and effect referred to in clauses (i), (iii), (iv), (v), (vii) or (viii)(G) immediately above shall be taken into account in determining whether a Seller Material Adverse Effect has occurred or would reasonably be expected to occur only to the extent that such change or effect has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its business. For the avoidance of doubt, Seller Material Adverse Effect shall not be construed to require that any such disproportionate effect in and of itself is a Seller Material Adverse Effect. “Service Provider” means any Affiliate or Third Party conducting activities on behalf of the Company, including consultants, contractors, contract service organizations and academic, university or government collaborators. “[***]” means [***].

16 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Shared Contract” means (a) any Contract listed on Schedule D attached hereto as of the Effective Date and (b) any other Contract that the Seller and Buyer mutually agree prior to the Closing, acting reasonably and in good faith, to add to Schedule D prior to the Closing. “Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing. “Straddle Period” means any Tax Period beginning before the Closing Date and ending after the Closing Date. “(Sub)licensee” means [***]. For clarity, Distributors and Wholesalers are not (Sub)licensees. “Subsidiary” means with respect to any Person, any other Person as to which it owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests. For clarity, NDI is a Subsidiary of Seller. “Tax” means all income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, and other withholding, employment, social security, payroll, transfer, conveyance, documentary, stamp, property, value added, customs duties, minimum taxes, estimated and any other taxes, fees, charges, levies, excises, duties or assessments of any kind whatsoever (including, for the avoidance of doubt, amounts owed in respect of any Law relating to escheat or unclaimed property), together with additions to tax or additional amounts, interest and penalties relating thereto that may be imposed by the U.S. federal government or any state, local, or non-U.S. government. “Tax Authority” means the Internal Revenue Service, or any successor thereto, and any state, local, or non-U.S. Governmental Authority responsible for the assessment, collection, imposition or administration of any Taxes. “Tax Period” means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid. “Tax Return” means any and all returns, reports, information returns, declarations, statements, certificates, bills, schedules, documents, claims for refund, or other written information of or with respect to any Tax which is supplied to or required to be supplied to any Tax Authority (or to any Third Party to whom a Tax is required to be paid), including any and all attachments, amendments and supplements thereto. “[***]” means [***]. “Third Party” means any Person other than the Buyer, the Seller, the Company or their respective Affiliates.

17 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. “Trademarks” means trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, brand names, certification marks, doing business designations, and all other indicia of origin, in each case whether registered or unregistered, and all registrations, applications for registration, extensions and renewals of the foregoing anywhere in the world, and all goodwill associated with the foregoing. “Transaction Expenses” means, without duplication, (a) all fees, costs and expenses incurred or owing (whether or not yet invoiced) by the Company or, to the extent payable by the Company, any of its Affiliates, in connection with the negotiation, preparation, execution or delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby (or in connection with any transaction alternative to the Acquisition), including such fees, costs and expenses payable to legal counsel or to any financial advisor, accountant or other similar professional Person who performed services for or on behalf of the Company (or for which the Company is or shall be obligated to pay) in connection therewith, (b) any change of control payments ([***]), bonuses, severance, termination or retention obligations or similar amounts payable by or due from the Company that are triggered solely by the transactions contemplated by this Agreement or the Ancillary Agreements, including the employer-side employment Taxes of the Company imposed thereon (if any). “Tyk2” means the Tyk2 enzyme as exemplified by the protein described in the UniProtKb Number: P29597 (TYK2_HUMAN). “[***]” means [***]. “Tyk2 Inhibitor” means [***]. “[***]” means that [***]. “Valid Account Details” means, with respect to any bank account, the valid (a) name of bank, (b) bank’s address, (c) account number, and (d) ABA routing number for such account. “Valid Claim” means [***]. “Wholesaler” means [***]. “Willful Breach” means an intentional material breach, or intentional material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such action or failure to take such action would cause or constitute, or would reasonably be expected to cause or constitute, a material breach of this Agreement. 1.2 Terms Defined Elsewhere in This Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated: Term Section Acquisition Recitals

18 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Acquisition Transaction エラー! 参照元が見つ かりません。 Actual R&D Costs 7.3 Adjusted Closing Amount 2.5(c) Adjusted Closing Date Statement 2.5(c) Agreement Preamble Anti-Bribery Laws 4.22(a) Assignment and Assumption Agreement Recitals Bankruptcy and Equity Exception 3.2(a) Benefit Plan 4.12(b) Buyer Preamble Buyer Related Parties 9.3(d) Closing 2.4 Closing Date 2.4 Closing Invoice 2.5(a) Company Recitals Company Partner 4.20(c) Company Permits 4.17 Company Shares Recitals Confidential Information 6.3(b) Confidentiality Agreement 6.3(a) Contributor 4.16(d) Data Room 1.1 Deal Communications 10.14(d) [***] [***] Dispute Notice 2.5(h) Disputed Amount 2.5(h) Distracting Product エラー! 参照元が見つ かりません。 Effective Date Preamble Estimated Closing Amount 2.5(a) Estimated Closing Date Statement 2.5(a) Financial Statements 4.7(a) Funding Payments 7.3 Funding Payment Overage 7.3 Funding Payment Underage 7.3 GAAP 4.7(a) Goodwin 10.14(a) Healthcare Data Requirements 4.21(a) Healthcare Laws 4.21(a)4.20(a) Independent Accountant 2.5(i) Insurance Policies 4.18 Material Contracts 4.6(a) [***] [***] OFAC 1.1 [***] [***]

19 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Payoff Letter 2.5(a) Positive Purchase Price Adjustment Payment 2.5(d)(i) Pre-Closing Period 6.1 Prepayment 7.3 Price Decrease エラー! 参照元が見つ かりません。 Privileged Deal Communications 10.14(d) R&D Summary Statement 7.3 R&W Insurance Policy 7.11 Registered Company Intellectual Property エラー! 参照元が見つ かりません。 Research Costs 7.3 Review Period 2.5(h) Safety Notices 4.20(n) Seller Preamble Seller Disclosure Schedule Article III Seller Parties 10.14(a) Seller Related Parties 9.3(d) Tax Attribute 4.10 Termination End Date 9.1(b) Termination Fee 9.3(b) Transition Services Agreement Recitals ARTICLE II SALE AND PURCHASE OF COMPANY SHARES 2.1 Sale and Purchase. Upon the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell, transfer, assign, convey and deliver to the Buyer, free and clear of any and all Encumbrances (other than transfer restrictions under applicable securities Laws), and the Buyer shall purchase and acquire from the Seller, all Company Shares. 2.2 Payment of Purchase Price. In full consideration for the transfer of the Company Shares as set forth in Section 2.1, at the Closing, the Buyer shall: (a) pay, or cause to be paid, to the Seller an amount (such amount, the “Closing Payment”) equal to the Purchase Price, [***] less the Escrow Amount, which payment shall be made by wire transfer of immediately available funds to the account designated by the Seller in accordance with Section 2.5, [***]; (b) pay, or cause to be paid, on behalf of the Company, to the holders of Payoff Indebtedness, by wire transfer of immediately available funds in accordance with the payoff letters as set forth in Section 2.6(b)(vii), the aggregate amount of Payoff Indebtedness that is due and payable to such holders; (c) pay, or cause to be paid, on behalf of the Company or the Seller, as applicable, by wire transfer of immediately available funds to accounts of the applicable Third

20 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Party Service Providers, the aggregate amount of the Transaction Expenses that is due and payable at the Closing to such providers as set forth in the invoices referenced in Section 2.6(b)(viii); and (d) deposit or cause to be deposited with the Escrow Agent an amount equal to the Escrow Amount, which payment shall be made by wire transfer of immediately available funds for deposit into the Escrow Account; and (e) [***]. 2.3 Tax Withholding. The Buyer shall be entitled to deduct and withhold from the Purchase Price, or any other payment otherwise payable pursuant to this Agreement, the amounts required to be deducted and withheld under the Code, or any applicable provision of any federal, state, local or non-U.S. Law; provided, that the Buyer shall consult with the Seller in good faith prior to withholding any amounts payable to the Seller. Any amounts so withheld shall be paid over to the appropriate Tax Authority. To the extent that amounts are so deducted and withheld and paid over to the appropriate Tax Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of whom such deduction and withholding was made. 2.4 Closing. The closing of the Acquisition (the “Closing”) shall take place on a Business Day as soon as reasonably possible (but in no event later than five (5) Business Days) after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VIII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions at the Closing), or at such other time and date as the Buyer and the Seller may agree in writing. The Closing shall take place remotely via the electronic exchange of documents and signature pages or at such location as the Seller and the Buyer agree. The date on which the Closing occurs is herein referred to as the “Closing Date”. 2.5 Actions in Connection with Closing. (a) [***] Business Days prior to the anticipated Closing Date, the Seller shall deliver to the Buyer, a statement (the “Estimated Closing Date Statement”), substantially in the form of Exhibit D, setting forth in reasonable detail the Seller’s estimation of (i) the Closing Indebtedness and the components thereof, (ii) the Closing Accounts Payable and the components thereof, (iii) the Closing Cash and the components thereof, (iv) the Transaction Expenses that shall not be paid prior to the Closing, if any, and the components thereof and (v) the calculation of the Purchase Price resulting therefrom (the “Estimated Closing Amount”), together with such schedules and data as may be appropriate to support such statement and enable the Buyer to make such payments contemplated by Section 2.2. The Buyer shall be entitled to exercise its rights pursuant to Section エラー! 参照元が見つかりません。 in connection with its review of the Estimated Closing Date Statement in the same matter as provided pursuant to Section 7.1, mutatis mutandis. If the Buyer, in good faith, disagrees with the calculation of the Estimated Closing Amount, it shall notify the Seller no later than [***] Business Days prior to the anticipated Closing Date, and the Seller shall take into account, in good faith, any comments to the calculation of the

21 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Estimated Closing Amount reasonably proposed by the Buyer; provided that following the Seller’s good faith consideration of such comments (and any resulting revisions, if applicable), the Seller’s proposed Estimated Closing Date Statement and calculation of the Estimated Closing Amount shall be considered final for purposes of consummating the Closing and the payment set forth in Section 2.2. The Seller shall, no later than [***] Business Days prior to the Closing Date, provide the Buyer in writing with Valid Account Details for the account into which the Closing Payment should be made. (b) By no later than the date that is one (1) Business Day prior to the Closing Date, the Company shall use reasonable best efforts to deliver to Buyer (i) substantially completed drafts of customary debt payoff letter(s) relating to all of the Payoff Indebtedness (each, a “Payoff Letter”) (A) in form and substance reasonably acceptable to Buyer, (B) specifying the amounts necessary to pay off and discharge in full such Payoff Indebtedness and providing wire instructions by which Buyer shall be able to make a payment at Closing to fully satisfy such Payoff Indebtedness and (C) providing for the release and termination of all (1) guarantees of such Payoff Indebtedness, (2) Encumbrances securing such Payoff Indebtedness and (3) any other obligations (other than unasserted contingent indemnification and expense reimbursement obligations and obligations that expressly survive the termination of the agreements to which such guarantees, Encumbrances and other obligations refer to) in connection with such Indebtedness upon payment in full in cash of the amounts set forth therein on the Closing Date and satisfaction of any other requirements set forth in the applicable Payoff Letter, together with proper authority to file (or a requirement for the lender with respect thereto to file) termination statements or other termination filings at and after the Closing upon payment in full in cash of such aforementioned the amounts set forth therein on the Closing Date and satisfaction of any other requirements set forth in the applicable Payoff Letter, and (ii) a customary, invoice, payoff letter or similar instrument or agreement (each, a “Closing Invoice”) with respect to each Transaction Expense set forth on the Estimated Closing Date Statement, which Closing Invoice shall each state the full amount of the related Transaction Expense as of Closing and provide wire instructions by which Buyer shall be able to make a payment at Closing to fully satisfy such Transaction Expense; provided that the Company shall use reasonable best efforts to deliver to Buyer by no later than the date that is three (3) Business Days prior to the Closing Date, the wire instructions referenced in the preceding clauses (i)(B) and (ii). (c) After the Closing, the Buyer shall prepare and, within [***] days after the Closing Date, the Buyer shall deliver to the Seller a statement (the “Adjusted Closing Date Statement”), substantially in the form of Exhibit D, setting forth the Buyer’s calculation of (a) the Closing Indebtedness and the components thereof, (b) the Closing Accounts Payable and the components thereof, (c) the Closing Cash and the components thereof, (d) the Transaction Expenses that were not paid prior to the Closing, if any, and the components thereof, and (e) the calculation of the Purchase Price resulting therefrom (the “Adjusted Closing Amount”), together with such schedules and data as may be appropriate to support such statement. The Adjusted Closing Date Statement, and the Buyer’s calculations and determinations on which such statement was based, shall be subject to review and examination by the Seller, who shall be given access by the Buyer and the Company pursuant to Section 7.8(a) to such records and files as are reasonable to make such review and examination in connection with the delivery of the Adjusted Closing Date Statement. If the Buyer does not deliver the Adjusted Closing Date Statement within the period

22 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. set forth in this Section 2.5(c), then the Estimated Closing Date Statement shall be deemed final and binding on the Parties and shall constitute the Final Adjusted Closing Date Statement. (d) (i) In the event that the amount of the Adjusted Closing Amount as reflected on the Final Adjusted Closing Date Statement is greater than the amount of the Estimated Closing Amount paid by the Buyer at Closing, the Buyer shall pay, or cause to be paid, to the Seller (x) an amount equal to the difference between the Adjusted Closing Amount and the Estimated Closing Amount (such difference, the “Positive Purchase Price Adjustment Payment”) less (y) [***], and the Buyer and the Seller shall promptly deliver joint instructions to the Escrow Agent instructing the Escrow Agent to release [***] an amount of funds equal to [***] of the funds in the Escrow Account by wire transfer to an account designated by the Seller [***]. (ii) In the event that the Adjusted Closing Amount as reflected on the Final Adjusted Closing Date Statement is less than the Estimated Closing Amount (the “Price Decrease”), then the Buyer and the Seller shall promptly deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release an amount equal to the Price Decrease by wire transfer of immediately payable funds to one or more accounts designed by the Buyer. If the funds released from the Escrow Account to the Buyer pursuant to the immediately preceding sentence are less than the Price Decrease, the Seller shall pay directly to the Buyer, by wire transfer of immediately available funds, an aggregate amount in cash equal to the difference between the Price Decrease and the amount released pursuant to the foregoing sentence. If the Price Decrease is less than the Escrow Amount, then, after giving effect to the release of funds to the Buyer pursuant to the first sentence of this Section 2.5(d)(ii), the Buyer and the Seller shall promptly deliver joint written instructions to the Escrow Agent instructing the Escrow Agent (x) to release to an account designated by the Seller, by wire transfer of immediately available funds, an amount equal to [***] of the funds remaining in the Escrow Account and (y) to release to an account designated by the Buyer, by wire transfer of immediately available funds, an amount equal to [***]. (e) Subject to the provisions of Section 2.5(h) and 2.5(i), any amounts payable pursuant to Section 2.5(d) shall be paid within two (2) Business Days after final determination of the Adjusted Closing Amount by wire transfer of immediately available funds to an account designated by the Party receiving such payment. (f) The Buyer and the Seller agree to treat any payment made pursuant to this Section 2.5 as an adjustment to the Purchase Price for federal, state, local and non-U.S. income Tax purposes. (g) For the avoidance of doubt, the provisions of this Section 2.5 are the sole and exclusive remedy of the Parties with respect to the matters that are or that may be addressed through an adjustment of the Purchase Price other than as specifically contemplated by Section 7.4 and Article IX.

23 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (h) The Seller shall have thirty (30) days following receipt of the Adjusted Closing Date Statement to review such statement (the “Review Period”). If the Seller disagrees with the Adjusted Closing Date Statement, the Seller shall notify the Buyer in writing of such disagreement during the Review Period, which notice (a “Dispute Notice”) shall describe in reasonable detail the nature of such disagreement, including the specific items involved and the dollar amounts thereof (each, a “Disputed Amount”). If the Seller does not deliver a Dispute Notice within the Review Period, the Adjusted Closing Date Statement, as delivered by the Buyer to the Seller, shall be deemed final and binding on the Parties and shall become the Final Adjusted Closing Date Statement. If the Seller does deliver a Dispute Notice within the Review Period, then the Disputed Amounts shall be resolved pursuant to Section 2.5(i). (i) The Buyer and the Seller shall negotiate in good faith to resolve any Disputed Amounts. If the Buyer and the Seller are unable to resolve all Disputed Amounts in writing within thirty (30) days after delivery of a Dispute Notice, then the Disputed Amounts shall be referred for final determination to an internationally recognized accounting firm of independent certified public accountants mutually selected in writing by the Buyer and the Seller, which does not have any material relationship with the Buyer or its Subsidiaries or the Seller or its Subsidiaries (such firm, or another firm determined pursuant to this Section 2.5(i), the “Independent Accountant”), within fifteen (15) days after the end of such 30-day period. If such accounting firm has any material relationship with the Buyer or its Subsidiaries or the Seller or its Subsidiaries, or is otherwise unwilling or unable to serve, the Buyer and the Seller shall jointly appoint as the Independent Accountant a different internationally recognized firm of independent certified public accountants, which does not have any material relationship with the Buyer or its Subsidiaries or the Seller or its Subsidiaries. The Independent Accountant shall consider only those Disputed Amounts which the Buyer and the Seller have been unable to resolve and which were included in a Dispute Notice. The Independent Accountant shall deliver to the Buyer and the Seller, as promptly as practicable, and in any event within thirty (30) days after its appointment, a written report setting forth the resolution of such Disputed Amounts. The Independent Accountant shall act as an expert and not an arbitrator, shall resolve the Disputed Amounts (based solely on presentations and supporting material provided by the Parties and not pursuant to any independent review), may not impose an alternative resolution and may not assign a value to any Disputed Amount greater than the greatest value for such Disputed Amount claimed by the Buyer, on the one hand, or the Seller, on the other hand, or less than the smallest value for such Disputed Amount claimed by the Buyer, on the one hand, or the Seller, on the other hand. The Independent Accountant’s decision shall be final and binding upon the Parties, absent fraud or manifest error. Upon the decision of the Independent Accountant, the Adjusted Closing Date Statement, as adjusted to the extent necessary to reflect the Independent Accountant’s decision, shall be final and binding on the Parties and shall constitute the Final Adjusted Closing Date Statement. The fees, costs and expenses of the Independent Accountant shall be allocated and paid by the Buyer, on the one hand, and the Seller, on the other hand, based on the percentage which the portion of the contested Disputed Amounts not awarded to each Party bears to the amount actually contested by such Party. For example, if the Seller contests $500 of an amount claimed by the Buyer, and if the Independent Accountant ultimately resolves the dispute by awarding the Buyer $300 of the $500 contested, then the fees, costs and expenses of the Independent Accountant shall be allocated 60% (i.e., 300 ÷ 500) to the Seller and 40% (i.e., 200 ÷ 500) to the Buyer. 2.6 Closing Deliverables.

24 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (a) At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following: (i) a certificate executed by the Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied; and (ii) an executed counterpart of each Ancillary Agreement to which the Buyer is party, duly executed by the Buyer. (b) At the Closing, the Seller shall deliver or cause to be delivered to the Buyer, the following: (i) a stock certificate representing the Company Shares as of the Closing Date, duly endorsed in blank by the Seller or with duly executed blank stock power, or other appropriate instrument of transfer, in a form reasonably acceptable to the Buyer, transferring the Company Shares to the Buyer; (ii) a certificate executed by the Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied; (iii) all instruments and documents necessary to release any and all Encumbrances, other than Permitted Encumbrances, on any assets of the Company; (iv) the duly tendered resignations pursuant to and in accordance with Section 7.7; (v) an executed counterpart of each Ancillary Agreement to which the Seller, [***] or the Company is party, duly executed by the Seller, [***] or the Company, as applicable; (vi) a valid and properly executed Form W-9; (vii) pay-off letters in a form reasonably acceptable to the Buyer in respect of any Payoff Indebtedness to be paid by the Buyer pursuant to Section 2.2(b). (viii) invoices in a form reasonably acceptable to the Buyer in respect of any Transaction Expenses to be paid by the Buyer pursuant to Section 2.2(c); and (ix) an electronic copy of the Data Room. (c) All proceedings to be taken, all documents to be executed and delivered, and all payments to be made and consideration to be delivered at the Closing shall be deemed to have been taken, executed, delivered and made simultaneously, and, except as provided hereunder, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered. 2.7 [***]. To the extent the Closing Date occurs [***], on [***], Buyer shall [***].

25 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 2.8 Milestone Payments. (a) General. Subject to the remainder of this Section エラー! 参照元が見つ かりません。, following the first achievement of each milestone event set forth below (the “Net Sales Milestone Events”) by or on behalf of Buyer or any of its Affiliates (including Company, following the Closing) or any of their respective [***] (collectively, the “Buyer Parties”), the Buyer shall pay to the Seller the corresponding one-time milestone payment set forth below (the “Net Sales Milestone Payment”) within [***] after receipt of an invoice from Seller related to such achievement provided in accordance with Section エラー! 参照元が見つかりません。: (i) [***] Net Sales of Program Products [***] in a Calendar Year following the Closing Date first equaling or exceeding $4,000,000,000 (the “First Net Sales Milestone”), Buyer shall pay to the Seller a one-time payment of $1,000,000,000 [***]; and (ii) [***] Net Sales of Program Products [***] in a Calendar Year following the Closing Date first equaling or exceeding $5,000,000,000 (the “Second Net Sales Milestone”), Buyer shall pay to the Seller a one-time payment of $1,000,000,000 [***]. (b) Notice and Payment. The Buyer shall notify the Seller within [***] following the end of the Calendar Year in which either (or both) of the Net Sales Milestones is achieved (each, a “Milestone Notice”). Each Milestone Notice shall be accompanied by a statement specifying the amount of the [***], calculated in accordance with the applicable [***]. Reasonably promptly following receipt of such Milestone Notice, the Seller shall provide the Buyer with an invoice in writing with respect to the Net Sales Milestone Payment for such Net Sales Milestone Event (c) Milestone Dispute. If, notwithstanding the fact that the Buyer has not provided Seller a Milestone Notice, the Seller believes that any such Net Sales Milestone Event has been achieved in a manner that gives rise to a Net Sales Milestone Payment, it shall so notify the Buyer in writing and the Parties shall promptly meet and discuss the same. If the Buyer and Seller do not reach agreement with respect to an dispute relating to a Net Sales Milestone Event within [***] after the date that such dispute notification was delivered to the Buyer, any Party may initiate dispute resolution in accordance with Sections 10.10 and エラー! 参照元が見つかりま せん。. For the avoidance of doubt, each Net Sales Milestone Payment is payable only one-time, and the maximum aggregate amount payable by Buyer pursuant to this Section エラー! 参照元 が見つかりません。 is $2,000,000,000 [***]. For the avoidance of doubt, if both the First Net Sales Milestone and the Second Net Sales Milestone are achieved in the same Calendar Year, an aggregate payment of $2,000,000,000 [***] shall be payable pursuant to Section 2.8(a) and following such payment no further amounts will be due from Buyer pursuant to this Section 2.8. (d) Achievement of Sales Milestone Events. From and after the Closing, the Buyer shall, and shall cause its Affiliates to, use Commercially Reasonable Efforts to achieve the Net Sales Milestone Events. As used in this Section 2.8, “Commercially Reasonable Efforts”

26 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. means, with respect to the efforts to be expended, or considerations to be undertaken, by the Buyer with respect to any objective, activity or decision to be undertaken hereunder, [***]. (e) Efforts Standard. Notwithstanding Section 2.8(d), nothing herein or elsewhere shall constitute a guarantee by the Buyer of the achievement of any or all of the Net Sales Milestone Events or the payment of any or all of the Net Sales Milestone Payments. Neither the Buyer nor any of its Affiliates or any of its or their respective representatives has made any representation or warranty whatsoever, express or implied, regarding the Net Sales Milestone Payments, the Net Sales Milestone Events or the achievement thereof, and no Person has relied on any projections, estimates, forecasts, business plans or other information provided by the Buyer with respect to any of the foregoing or otherwise. (f) [***] (g) Payment Terms; Mode of Payment; Financial Records; Audit. Promptly following the Effective Date, the Parties shall, in good faith, mutually agree in writing on payment terms, mode of payment, records, audit provisions and required payment statements to be provided and with respect to the Net Sales Milestone Payments that are consistent with [***]. (h) Tax. Payments pursuant to this Section 2.8 shall be treated as contingent purchase price eligible for installment sale reporting under Section 453 of the Code, subject to the application of Sections 483 and 1274 of the Code. (i) Illustrative Examples. Set forth on Schedule 2.8 are certain illustrative calculations of a Net Sales Milestone Payment. Such calculations have been provided for illustrative purposes only. 2.9 Currency. All amounts payable and calculations under this Agreement shall be in United States dollars. ARTICLE III SELLER REPRESENTATIONS AND WARRANTIES The Seller represents and warrants to the Buyer as of the Effective Date and as of the Closing Date, except as set forth in the disclosure schedule delivered by the Seller and the Company to the Buyer (the “Seller Disclosure Schedule”), as follows: 3.1 Organization, Standing and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as contemplated to be conducted immediately following the Closing. The Seller is duly qualified to do business and, where applicable as a legal concept, in good standing as a foreign corporation in each jurisdiction in which the character of the properties or assets it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing that have not had or could not have a Seller Material Adverse Effect.

27 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 3.2 Authority; Required Filings and Consents; No Conflict. (a) The Seller has all requisite limited liability company power and authority, and has taken all actions necessary to authorize, execute, deliver, perform and enter into this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby, in accordance with the terms of this Agreement and the Ancillary Agreements, as applicable. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of the Seller, and no other action on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by the Buyer, constitutes, and each Ancillary Agreement, when executed and delivered by the Seller (assuming due authorization, execution and delivery by the other parties thereto) shall constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). (b) No material consents or approvals of, waivers from or filings or registrations with, any Governmental Authority are required to be made or obtained at or prior to the Closing by the Seller in connection with the execution, delivery or performance by the Seller of this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby, except for as required under the HSR Act. (c) Assuming the due and prompt performance by the Buyer of its obligations hereunder, and subject to the making of the filings and registrations and receipt of the consents, approvals and waivers referred to in Section 3.2(b) and the expiration of applicable waiting periods under antitrust Laws, the execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby do not and shall not (i) conflict with, constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, or give rise to any Encumbrance (other than Permitted Encumbrances) or any acceleration of remedies, penalty, increase in benefit payable or right of termination, suspension, revocation or cancellation under, or forfeiture of, as applicable, any (A) applicable Law, (B) applicable Governmental Order, (C) applicable Governmental Authorization or (D) Contract of, or to which the Seller is a party or subject to or by which it or any of its assets or properties is otherwise bound, in each case (A)-(D), that would reasonably be expected to be material to the Company or (ii) constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, the Constitutive Documents of the Seller. 3.3 Ownership of the Company Shares. The Seller is the holder of record and beneficially owns the Company Shares and has good and valid title to the Company Shares, and such Company Shares shall be as of the Closing free and clear of all Encumbrances (other than transfer restrictions under applicable securities Laws). The Company Shares are the only Capital Stock or interests in the Company owned by the Seller. The Seller has the power and authority to

28 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. sell, transfer, assign and deliver the Company Shares to the Buyer as provided in this Agreement, and, at the Closing, the Seller shall convey to the Buyer good and marketable title to the Company Shares, free and clear of any and all Encumbrances (other than transfer restrictions under applicable securities Laws). 3.4 Legal Proceedings. As of the Effective Date, there is no Action pending against the Seller or any of its Subsidiaries that relates to the Company or the Company Business, and, to the Seller’s Knowledge, no such Action has been threatened against the Seller or any of its Subsidiaries. As of the Effective Date, none of the Seller or any of its Subsidiaries is subject to any Governmental Order that relates to the Company or the Company Business or that, individually or in the aggregate, has had, or would reasonably be expected to have a Seller Material Adverse Effect. 3.5 Compliance with Laws. Neither the Seller nor any of its Subsidiaries has violated, or is in violation of, or has received any written or, to its Knowledge, oral notice alleging any violation of, or, to the Seller’s Knowledge, is under investigation with respect to, any applicable Laws with respect to the conduct of the Company Business. 3.6 No Other Agreements to Sell the Company. Neither the Seller nor any of its Subsidiaries has any agreement with any other Person (a) to sell all or a portion of (i) the Capital Stock of the Company, or (ii) any assets of the Company or (b) to effect any merger, consolidation or other reorganization of the Company. 3.7 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Seller or any of its Affiliates (including the Company), to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. 3.8 No Other Representations or Warranties. Except for the representations and warranties contained in Article V (including the Schedules and Exhibits to this Agreement) or any Ancillary Agreement or any certificate delivered pursuant hereto or thereto, the Seller acknowledges that none of the Buyer, nor any of its Affiliates, nor any other Person, made or shall be deemed to have made any representation or warranty to the Seller, express or implied, at Law or in equity, on behalf of the Buyer or any Affiliate of the Buyer. Any claims the Seller may have for breach of representation or warranty shall be based solely on the representations and warranties of the Buyer expressly set forth in this Agreement, the Ancillary Agreements and the certificates and other documents delivered pursuant hereto and thereto. ARTICLE IV COMPANY REPRESENTATIONS AND WARRANTIES Except as set forth in the Seller Disclosure Schedule, the Seller represents and warrants to the Buyer as of the Effective Date and as of the Closing Date as follows:

29 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 4.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties or assets it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing that, individually or in the aggregate, has had, or would reasonably be expected to have a Seller Material Adverse Effect. The Seller has Made Available to the Buyer a complete and correct copy of each of the Company’s Constitutive Documents, each as amended to date, and such documents are in full force and effect. The Company is in compliance with all of the terms and provisions of its Constitutive Documents. 4.2 Subsidiaries. The Company does not have, and has not had, any Subsidiaries or any other direct or indirect ownership interest in any corporation, limited liability company, joint venture, partnership, trust, non-corporate business enterprise or other Person and does not directly or indirectly own any Capital Stock in any other Person. 4.3 Capitalization. (a) Section 4.3(a) of the Seller Disclosure Schedule sets forth a true and complete list of the authorized Capital Stock of the Company and the number of shares of Capital Stock issued and outstanding and the holder of record of such shares. The Company Shares constitute all of the issued and outstanding shares of Capital Stock of the Company. (b) The issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement, there are no preemptive or other outstanding rights, options, warrants, subscriptions, puts, calls, conversion rights or agreements or commitments of any character relating to the authorized and issued, unissued or treasury shares of Capital Stock of the Company. There are no declared or accrued but unpaid dividends or distributions with respect to any shares of Capital Stock of the Company. The Company Shares have not been issued in violation of any applicable Laws or the Company’s Constitutive Documents. The Company does not have any bonds, notes, debentures or other debt securities outstanding that have voting rights or are exercisable or convertible into, or exchangeable or redeemable for, or that give any Person a right to subscribe for or acquire, Capital Stock or any other security of the Company. There are no obligations, contingent or otherwise, to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire any shares of Capital Stock in the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or sale or transfer of the Capital Stock of the Company. Upon delivery to the Buyer of certificates representing the Company Shares at the Closing against the Buyer’s delivery of the Closing Payment, the Buyer shall acquire good and valid title to the Company Shares, free and clear of any Encumbrances (other than transfer restrictions under applicable securities Laws). The Seller owns all of the shares of Capital Stock in the Company free and clear of all Encumbrances (other than transfer restrictions under applicable securities Laws).

30 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (c) Section 4.3(c) of the Seller Disclosure Schedule sets forth as of the Effective Date the outstanding Indebtedness of the Company. 4.4 Title to Properties and Assets. (a) The Company does not lease, sublease, own, nor has it leased, subleased or owned, any real property. (b) All of the tangible assets of the Company are in all material respects in reasonably serviceable operating condition and repair (giving due account to the age and length of use of same, ordinary wear and tear excepted). The Company holds good and valid title to each material asset which it purports to own, free and clear of any Encumbrances of any kind, other than Permitted Encumbrances. 4.5 No Conflict. Assuming the due and prompt performance by the Buyer of its obligations hereunder, and subject to the making of the filings and registrations and receipt of the consents, approvals and waivers referred to in Section 3.2(b) and the expiration of applicable waiting periods under antitrust Laws, the execution, delivery and performance of each applicable Ancillary Agreements to which the Company is a party by the Company and the consummation of the transactions contemplated thereby do not and will not (a) conflict with, constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, or give rise to any Encumbrance (other than Permitted Encumbrances) or any acceleration of remedies, penalty, increase in benefit payable or right of termination, suspension, revocation or cancellation under, or forfeiture of, as applicable, any (i) applicable Law, (ii) applicable Governmental Order, (iii) applicable Governmental Authorization or (iv) Material Contract, in each case (i)-(iv), that would reasonably be expected to be material to the Company or (b) constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, the Constitutive Documents of the Company. 4.6 Material Contracts. (a) With respect to the Company, all Contracts currently in effect as of the Effective Date to which the Company is party, which provide rights to the Company, or by which it or its assets or properties is bound that: [***] (the Contracts described in clauses [***], collectively, and together with any Contracts identified or required to be identified on Schedule 4.16(b), the “Material Contracts”) are listed, as of the Effective Date, in Schedule 4.6(a) of the Seller Disclosure Schedule. The Seller has Made Available to the Buyer complete and accurate copies (including all amendments) of such Material Contracts. (b) Each Material Contract is in full force and effect. All of the Material Contracts are valid, binding and enforceable against the Company and, to the Company’s Knowledge, the other party(ies) thereto, in accordance with their terms subject to the Bankruptcy and Equity Exception. The Company is not in default under or in breach in any material respect of (with or without notice or lapse of time or both) any Material Contract. To the Company’s Knowledge, (i) no other party is in default under or in breach in any material respect of (with or without notice or lapse of time or both) any such Material Contracts and (ii) no event has occurred, and no condition or state of facts exists which, with the passage of time or the giving of notice or

31 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. both, would reasonably be expected to constitute a default under or result in a breach in any material respect of any Material Contract. The Company has not received any written notice or, to the Company’s Knowledge, oral notice, of any claim of default by the Company, an alleged failure to perform by the Company or an offset or counterclaim against the Company with respect to any Material Contract, in each case, that has not been fully remedied or withdrawn under a Material Contract. The Company has not waived any of its material rights under any Material Contract. The Company is not currently paying liquidated damages in lieu of performance under any Material Contract. Immediately following the Closing, the Company shall continue to be permitted to exercise all of its rights under each Material Contract pursuant to the terms thereof without the payment of any additional amounts of consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay in accordance with the terms of such Material Contract had the transactions contemplated by each Ancillary Agreement not occurred. (c) No Person has any option or any other right to participate in the Development or Commercialization of any Company Program Compound under any Contract to which the Company is party or by which it is bound. 4.7 Financial Statements. (a) Section 4.7 of the Seller Disclosure Schedule sets forth true, correct and complete copies of (a) the unaudited balance sheets of the Company as of the end of each fiscal year since 2020 and the related unaudited statement of income, changes in shareholders’ equity and cash flows for the years then ended and (b) the true, correct and complete unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date, and the unaudited statements of income, changes in shareholders’ equity and cash flows of the Company for the fiscal period ended as of such date (the statements referred to in clauses (a) and (b) being referred to collectively as the “Financial Statements”). The Financial Statements (x) have been prepared from the books and records of the Company, (y) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered and (z) present fairly the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Company as of the respective dates thereof and for the periods referred to therein. Since the Most Recent Balance Sheet Date, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company. No audit firm has ever declined or indicated its inability to issue an opinion with respect to any Financial Statements of the Company. (b) The Company maintains (i) books and records reflecting its assets and liabilities that are accurate in all material respects and (ii) adequate and effective internal accounting controls [***]. 4.8 Absence of Certain Changes. Since the earlier of (a) December 31, 2021 or (b) the Most Recent Balance Sheet Date, (i) the Company has conducted its operations in the Ordinary Course, (ii) there has been no material adverse effect on the Company and (iii) there has been no action taken by the Company or its Affiliates (as it relates to the Company Business) which, if

32 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. taken after the Effective Date without the Buyer’s consent, would violate the provisions contained in Sections 6.2(f), (g), (h), (i), (j), (o), (p), (q), (t) (u), (v) or, with respect to the foregoing actions, (y). 4.9 Liabilities; Indebtedness. Except as disclosed on Schedule 4.9, the Company does not have any liabilities of any nature which are not shown or provided for on its balance sheet as of the Most Recent Balance Sheet Date, except for (i) liabilities incurred or accrued in the Company’s Ordinary Course since the Most Recent Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, tort or infringement, violation of Law, environmental, health or safety matter, or a claim or a lawsuit) and which are not individually, or in the aggregate, material to the Company Business, or (ii) liabilities incurred under any Ancillary Agreement or in connection with the transactions contemplated thereby. The Company has never maintained any “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K of the U.S. Securities and Exchange Commission). 4.10 Taxes. (a) The Company has timely filed all income and other material Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company has paid on a timely basis all Taxes due or payable by or with respect to it, whether or not shown on any Tax Return. (b) The Company has Made Available to the Buyer (i) correct and complete copies of all U.S. federal and state income Tax Returns, copies of the relevant portions of the U.S. federal and state unitary filings of which the Company are a part, and all other material Tax Returns filed by it in the past four (4) taxable years, (ii) all examination reports and statements of deficiencies assessed against or agreed to by the Company, and (iii) all letter rulings, technical advice memoranda, closing agreements, and similar documents issued by a Tax Authority relating to Taxes, in each case, with respect to any state Tax Return on a pro forma basis. No examination or audit of any Tax Return of the Company by any Tax Authority is currently in progress or, to the Company’s Knowledge, threatened or contemplated, and no deficiencies for Taxes or other assessments relating to Taxes have been claimed, proposed, or assessed in writing against the Company. The Company has not been informed in writing or otherwise by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed or that the Company is or may be subject to taxation in that jurisdiction. (c) The Company is not the beneficiary of any extension of time within which to file any Tax Return which extension is still in effect. The Company has not been granted any extension or waiver of the limitation period applicable to the collection or assessment of Taxes which extension or waiver is still in effect. (d) Except to the extent that the Company is a member of a group for which the Seller is the common parent and which group files one consolidated, combined or unitary Tax Return, the Company (i) has not ever been a member of a group of corporations filing (or required to file) consolidated, combined or unitary Tax Returns or (ii) is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (other than pursuant to the customary

33 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. provisions of an agreement entered into in the Ordinary Course the primary purpose of which is not related to Taxes, such as a credit agreement, license, collaboration or lease). (e) The Company: (i) has not made any payments, is obligated to make any payments, or is a party to any agreement that (either alone or in combination with any other event) could, individually or in combination with any other such payment, obligate it to make any payments that shall be treated as an “excess parachute payment” under Section 280G of the Code; or (ii) does not have any liability for any Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law in any jurisdiction), or as a transferee or successor, by contract or otherwise. (f) There are no Encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than Permitted Encumbrances. (g) The Company has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor have stock or securities of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the Effective Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement. (h) The Company has not participated in, and is not currently participating in, any “reportable transaction” within the meaning of Section 6707A(c) of the Code or any transaction requiring disclosure under any corresponding or similar provision of applicable Law. (i) The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income that accrued for any Tax Period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Tax Period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign applicable Law) executed on or prior to the Closing Date, (iii) intercompany transactions (including any intercompany transaction subject to Sections 367 or 482 of the Code) with respect to a transaction occurring on or prior to the Closing Date or (iv) installment sale or open transaction disposition made on or prior to the Closing Date. (j) The Company is not subject to Tax in any jurisdiction other than its country of incorporation by virtue of having employees, a permanent establishment or any other place of business in, or connections to, such jurisdiction. (k) All material Taxes required by Law to be withheld or collected by the Company has been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. The Company is in material compliance with, and its records contain all material information and documents necessary to comply with, all applicable information reporting and withholding requirements under all applicable Laws.

34 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (l) The Company is not a party to any joint venture, partnership or other Contract or arrangement that could be treated as a partnership for U.S. federal income Tax purposes. Notwithstanding anything herein to the contrary, the Company does not make any representation or warranty regarding the amount, value or condition of, or any limitations on, any Tax asset or attribute of the Company, including by not limited to net operating losses, (each, a “Tax Attribute”), or the ability of the Buyer or any of its Affiliates to utilize such Tax Attributes after the Closing. 4.11 Environmental Matters. (a) The Company is, and has been, in compliance with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all Company Permits and other Governmental Authorizations required under all Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company is not in compliance with, or has liability under, any Environmental Laws, and there are no circumstances that may prevent or interfere with compliance with Environmental Laws in the future. (b) There is no Environmental Claim pending or threatened against the Company, or related to the Company Business, or against any Person whose liability for any Environmental Claim the Company has retained, assumed, undertaken or otherwise become subject to, either contractually or by operation of Law. (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence, disposal, generation, manufacture, treatment, storage, transport, distribution, marketing, sale, disposal or arrangement for disposal of, exposure of any Person to, or ownership or operation of any property or facility contaminated by, any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or the Company Business, or against any Person whose liability for any Environmental Claim the Company has retained, assumed, undertaken or otherwise become subject to, either contractually or by operation of Law, or otherwise result in any costs or liabilities under Environmental Law. (d) The Seller has Made Available to the Buyer all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Seller or any of its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the Company Business, or the compliance (or noncompliance) by the Company with any Environmental Laws. (e) The Company is not required by any Environmental Law or by virtue of or as a condition to the Acquisition, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.

35 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 4.12 Employee Matters. (a) Since its formation, the Company does not employ or engage nor has it employed or engaged any individual in any capacity (whether as an employee, contractor or consultant) and the Company is not and has not been, at any time, in a single employer, joint employer, alter ego, or common Law employer relationship with any entity which employs or has employed any individual. (b) Since its formation, the Company has not maintained, been a party to, sponsored or contributed to any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), or any employment, bonus, deferred compensation, incentive compensation, commission, stock purchase, stock option or other equity or equity-related, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (each a “Benefit Plan”). (c) The Company does not maintain or contribute to or ever maintained or was required to contribute to (i) any plan, program or arrangement that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or (ii) any plan, program or arrangement that is or was a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA. (d) Since its formation, the Company has not used the services or workers provided by Third Party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), and each individual who renders or has rendered services to the Company and who is or has been classified by the Company as having the status of an independent contractor, consultant or other status other than employee for any purpose is, and has at all times been, properly characterized as such. (e) The Company does not have any liability (whether contingent or otherwise) for any compensation, benefits or employment related matter. 4.13 Compliance With Laws. The operation of the Company Business has at all times been and is being conducted in compliance in all material respects with all applicable Laws. Since January 1, 2020, the Company has not received any written, or to the Company’s Knowledge, oral notice alleging that it is not in compliance, or stating that it is under investigation regarding its lack of compliance, in any material respect, with any such applicable Laws, Court Orders or Company Permits, and the Company does not have Knowledge of any existing circumstances that has or would reasonably be expected to result in violations of any of the foregoing. 4.14 Legal Proceedings. As of the Effective Date, there is no, and since January 1, 2020, there has not been any, Action pending or threatened in writing or, to the Seller’s Knowledge, orally against the Company or with respect to the Company Business. As of the Effective Date, there are no Governmental Orders outstanding, or to the Company’s Knowledge, threatened against the Company or with respect to the Company Business. There is no Action pending by the Company, or, as of the Effective Date, which the Company intends to initiate, against any other Person. To the Seller’s Knowledge, as of the Effective Date, there is no Action pending or

36 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. threatened against any contract manufacturer or supplier of the Company, the Seller or any of their Affiliates relating to the Company Business, any Company Program Product or any Company Program Compound. 4.15 Labor Matters. (a) The Company is not a party to or bound by any collective bargaining agreement or any other labor-related agreement with any labor union, labor organization or works council. No labor union, labor organization or works council has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. (b) The Company is not and has not been the subject of, or affected by, any unfair labor practices, any labor-related Action, or employment-related Action. 4.16 Intellectual Property. (a) Schedule 4.16(a) sets forth, with respect to Company Intellectual Property, a true, complete and accurate list of all (i) Patents issued by or filed with any Governmental Authority, (ii) registered Trademarks, (iii) registered Copyrights, and (iv) internet domain name registrations, websites and social media handles, in each case, owned, used or held for use by the Company in the conduct of its business, specifying as to each such item, as applicable (A) the owner(s) of the item, (B) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (C) the respective issuance, registration, and application number of the item, and (D) the date of application and issuance or registration of the item (clauses (i), (ii), (iii), and (iv), collectively, the “Registered Company Intellectual Property”). (b) Schedule 4.16(b) sets forth, with respect to the Company, a true, complete and accurate list of all licenses, sublicenses, consents and other Material Contracts [***]. The Company is not, and, to the Company's Knowledge, no Third Party is, in default in any material respect under any such Contract required to be set forth on Schedule 4.16(b), and except as set forth on Schedule 4.16(b), on the Effective Date, each such Contract is in full force and effect. (c) [***]. The Company has not filed or threatened in writing any claims (1) alleging (including by means of an invitation to license or request for indemnification) that a Third Party has infringed, misappropriated or otherwise violated any Company Intellectual Property or (2) challenging the ownership, validity, patentability, enforceability, registrability or use of any Intellectual Property. No Third Party has filed any or, to the Company’s Knowledge, threatened in writing any claims (x) alleging (including by means of an invitation to license or request for indemnification) that the Company has infringed, misappropriated or otherwise violated any Person’s Intellectual Property rights, or (y) challenging the ownership, validity, patentability, enforceability, registrability or use of any Company Intellectual Property, and no such claims, cases, or threats are currently pending. The Company has not given any indemnification, release or covenant to any Third Party against infringement, misappropriation or other violation of Intellectual Property.

37 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (d) All right, title and interest in and to all of the Company Intellectual Property (including the Registered Company Intellectual Property) are owned solely by the Company free and clear of all Encumbrances (other than Permitted Licenses), and [***]. Except as set forth on Schedule 4.16(d), or other than office actions in the ordinary course of prosecution of pending patent applications, all of the Registered Company Intellectual Property (i) are not the subject of any reexamination, cancellation, nullification, interference, concurrent use or opposition proceeding or any other proceeding challenging their scope, enforceability or validity, (ii) are subject to no opposition, extension of time to oppose, interference, rejection, or refusal to register has been filed in connection with any application to register such item, (iii) except for Patents, are subsisting, valid and enforceable and, with respect to Patents, are subsisting and, to the Company’s Knowledge, valid and enforceable, and (iv) the ownership of the entire right, title and interest therein is recorded with the applicable Governmental Authority solely in the correct name (except for any immaterial scrivener’s error) of the Company or the Company is the sole applicant of record with respect thereto. All fees, Taxes, annuities and other payments associated with filing, prosecuting, issuing, recording, registering or maintaining any such Registered Company Intellectual Property that have been due prior to the Effective Date, as applicable, have been paid in full in a timely manner to the proper Governmental Authority, and except as set forth in Schedule 4.16(a) no such fees are due within the ninety (90) day period following the Effective Date. Except as set forth on Schedule 4.16(d), none of the Registered Company Intellectual Property is the subject of any outstanding or prospective award or Court Order (including any motion or petition therefor) in respect of any other Person’s Intellectual Property, and the Company has not been subject to any Court Order (including any motion or petition therefor) in respect of any other Person’s Intellectual Property. All (A) current and former officers (or equivalents) and employees of the Company or its Affiliates and (B) all other Persons (including current and former consultants and independent contractors to the Company or its Affiliates), in each case (A)-(B), who are or have been involved in the creation or development of Intellectual Property for or on behalf of the Company (each such person, a “Contributor”) have (x) executed and delivered to the Company or [***] an agreement in substantially the form Made Available to the Buyer (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and providing for the present-tense assignment to the Company or [***] of any Intellectual Property created or developed by such Contributor in the course of employment by, or services performed for, as applicable, the Company or [***] by such Contributor or (y) executed and delivered to another Contributor engaged by the Company or [***] an agreement regarding the protection of proprietary information and providing for the present-tense assignment of such Intellectual Property to such other Contributor and such other Contributor subsequently assigned such Intellectual Property to either the Company or [***] in accordance with the foregoing clause (x). To the Company’s Knowledge, no Contributor is (i) in violation of any term of any such proprietary information assignment agreement between such Contributor and Company, the Seller or [***], as applicable, or (ii) subject to any Contract with any other Third Party that requires such Person to assign any interest in any Company Intellectual Property to such other Third Party. The Company has complied with all applicable procedures (y) mandated by applicable Law relating to assignments by employees or equivalents thereof with respect to Company Intellectual Property or (z) that are reasonably necessary to effectuate the transfer of all right, title and interest in and to Company Intellectual Property. (e) None of the trade secrets or other material confidential or proprietary information of or in the possession of the Company or any of its Affiliates that relates to the

38 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Company Business has been disclosed to any Person unless such disclosure was made pursuant to a commercially reasonable written agreement requiring such Person to maintain the confidentiality of such information. To the Company’s Knowledge, there has not been any breach by any such Person of any such agreement. The Company and each of its Affiliates, has taken commercially reasonable measures at least commensurate with industry standards to maintain the confidentiality of such trade secrets and other material confidential or other proprietary information that relates to the Company Business, in each case, using not less than a reasonable degree of care under the circumstances. (f) Except for any fees payable to a Governmental Authority to issue, register or maintain any of the Registered Company Intellectual Property, no payment of any kind is required to be made to any Person (including directors, officers, employees, consultants, contractors and agents of the Company or its Affiliates) for the ownership or use of, or covenant not to sue or immunity from suit under, any Company Intellectual Property. No funding, facilities, resources or personnel of any educational or non-profit research institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property or Company Program Product, and no such institution or Governmental Authority has any claim or rights (including license rights or payment rights) thereto. The Company has not entered into a government funding relationship that would result in rights with respect to any Company Intellectual Property residing in the U.S. Government, the National Institutes of Health, the National Institute for Drug Abuse or other Governmental Authority, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under applicable Law. (g) All Personal Data Processed by or, to the Knowledge of the Company, on behalf of the Company, or with respect to the Company Business, has been Processed in material compliance with applicable Data Protection Laws and the Company’s applicable privacy policies. All such privacy policies have been and are designed and administered in accordance with all applicable Data Protection Laws. No Person has claimed any compensation from, and no Governmental Authority has made any allegation against, the Company, and the Company has not received any written notice from a Governmental Authority, related to the loss of or unauthorized access to or use, disclosure or transfer of Personal Data, and, to the Company’s Knowledge, no facts or circumstances exist that might give rise to such a claim. (h) The Company has taken, and takes, commercially reasonable efforts in accordance with normal industry practice to maintain and protect the integrity, security and operation of the Software and algorithms (including source code), programs, hardware, networks, databases, systems, telecommunications equipment and websites used in connection with its business (and all information transmitted thereby or stored therein), and, since January 1, 2020, there has been no material loss, breach, theft or unauthorized access, use, disclosure or other security breaches of Personal Data or other data Processed by or on behalf of the Company, or with respect to the Company Business, and the Company has not provided or been required to provide under applicable Data Protection Laws to provide notification of any breach of privacy or data security, breakdowns, malfunctions, data loss, failures or other defects in relation to the same.

39 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (i) All Intellectual Property owned by the Company that is [***] is included in the Company Intellectual Property. Except as set forth on Schedule 4.16(i), all Intellectual Property developed or generated by or on behalf of [***] during the course of performing services thereunder (including pursuant to the [***]) is included in the Company Intellectual Property other than as set forth in the [***]. (j) Except as set forth on Schedule 4.16(j), no Affiliate of Company [***], except with respect to non-exclusive licenses granted to [***] under the [***], solely for the performance of services on behalf of Company pursuant to the [***]. Except as set forth on Schedule 4.16(j), no Affiliate of Company has [***]. (k) (i) To the Company’s Knowledge, each Intellectual Property right included in the Registered Company Intellectual Property properly identifies all inventors thereof, (ii) each inventor of each such Registered Company Intellectual Property right has executed a valid and enforceable Contract assigning all of such inventor’s rights, title and interests in and to such Registered Company Intellectual Property right (and the inventions and discoveries claimed or otherwise disclosed therein) to the Company, (iii) to the Company’s Knowledge, the compliance by each such inventor with each such Contract does not conflict with any of such inventor’s obligations to Third Parties and (iv) all such assignments have been timely and properly filed with the United States Patent and Trademark Office or its foreign equivalent, as applicable. (l) None of the execution, delivery or performance of this Agreement or the consummation of the Acquisition will result in the loss, termination or impairment with respect to any Company Intellectual Property or cause (i) Buyer, any of its Affiliates or the Company to grant to any Third Party any right to any Intellectual Property owned by, or licensed to, any of them, (ii) Buyer, any of its Affiliates or the Company, to be bound by, or subject to, any non-compete, non-solicit or other restriction on the operation or scope of their respective businesses, or (iii) Buyer, any of its Affiliates or the Company to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property of any Third Party in excess of those payable, pursuant to those Contracts set forth in Section 4.16(b) or in Section 4.16(f) of the Seller Disclosure Schedule, by the Company in the absence of this Agreement or the consummation of the Acquisition. 4.17 Governmental Authorizations. The Company has all Governmental Authorizations material to the conduct of the Company Business (the “Company Permits”), all of which are in full force and effect. Section 4.17 of the Seller Disclosure Schedule sets forth a true and complete list as of the date hereof of all Company Permits, and the Seller has Made Available to the Buyer complete and accurate copies of such Company Permits. The Company is in compliance in all material respects with the terms of the Company Permits, and, to the Company’s Knowledge, no event has occurred which allows, or as a result of which after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Company Permit. 4.18 Insurance. Section 4.18 of the Seller Disclosure Schedule sets forth a true and complete list, as of the Effective Date, of all insurance maintained by or on behalf of the Company, including with respect to the Company Business (the “Insurance Policies”), and the Seller has Made Available to the Buyer complete and accurate copies of such Insurance Policies. Such

40 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Insurance Policies are in full force and effect with respect to the Company, and, to the Company’s Knowledge, with respect to each other party thereto. The Company has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. There are no outstanding claims under the Insurance Policies which are reasonably likely to exhaust the applicable limit of liability. No insurer under any Insurance Policy has provided written notice to the Company that it has cancelled or generally disclaimed liability under any such Insurance Policy or indicated any intent to do so or not to renew any such policy. 4.19 Product Liability. No product liability claims have been received in writing by the Company and, to the Company’s Knowledge, no such claims have been threatened against the Company relating to any of the Company Program Products. There have been no notices received from a Governmental Authority and there is no Governmental Order outstanding against the Company or against the Seller with respect to the Company Business, in each case, relating to product liability claims. 4.20 Regulatory Matters. (a) All Company Program Compounds and Company Program Products are being and have been Developed, Manufactured, distributed, used, processed, packaged, labeled, stored and tested by or on behalf of the Company in compliance in all material respects with all applicable requirements under all applicable Laws, including but not limited to (i) the U.S. Patient Protection and Affordable Care Act; (ii) the U.S. Federal Food, Drug, and Cosmetic Act and applicable regulations issued by the FDA, including, as applicable, those requirements relating to the FDA’s current Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices, investigational use and applications to market a new pharmaceutical product; (iii) Laws governing the Development, conduct, monitoring, patient informed consent, auditing, analysis and reporting of Clinical Trials; (iv) the federal Medicare and Medicaid statutes, as applicable; (v) Laws relating to the integrity of data generated or used in any Clinical Trial or other study related to the Development, use, handling, safety, efficacy, reliability or Manufacturing of any Program Products and (vi) all comparable state, federal or non-U.S. Laws relating to any of the foregoing (the Laws referred to in clauses (i) through (vi) collectively, “Healthcare Laws”). (b) As of the Effective Date, the Company has not received written communications alleging violations of Healthcare Laws, including, but not limited to, regulatory or warning letters and Section 305 notices and similar letters or notices, from any Regulatory Authority. As of the Effective Date, neither the Company nor, solely with respect to the Company Business, Seller and its Subsidiaries is subject to, has received written, or, to the Company’s Knowledge, oral notice of, any criminal, injunctive, seizure, civil penalty Actions or other Actions begun or threatened by any Governmental Authority, and there is not, to the Company’s Knowledge, pending any investigation by any Governmental Authority that any operation or activity of the Company or, solely with respect to the Company Business, Seller and its Subsidiaries. (c) As of the Effective Date, the Company has no Knowledge (and has not been notified by a Company Partner) of any pending regulatory Action (other than non-material routine or periodic inspections or reviews) against any of the Company or any Person that Manufactures or Develops any Company Program Product pursuant to a Development, contract research,

41 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Commercialization, Manufacturing, supply or other collaboration arrangement with the Company (each, a “Company Partner”) by any Regulatory Authority. (d) Except as set forth on Schedule 4.20(d), all preclinical studies and Company Clinical Trials are being and have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls, GLP, GCP and GMP, as and to the extent applicable. As of the Effective Date, no Company Clinical Trial has been terminated or suspended prior to completion, and neither the FDA nor any other applicable Regulatory Authority, clinical investigator or contract research organization that has participated or is participating in, or ethics committee or institutional review board that has or has had jurisdiction over, a Company Clinical Trial has commenced, or threatened in writing to initiate, any action to place a clinical hold order on, or otherwise terminate, suspend or materially modify, any proposed or ongoing Company Clinical Trial, or alleged any violation of any Healthcare Laws in connection with any such Clinical Trial. (e) The Seller has Made Available to the Buyer each annual report and each other material report and filing submitted by the Seller, [***] or the Company to the FDA or any similar state or non-U.S. Regulatory Authority existing with respect to the Company Program Compounds or Company Program Products. The Seller has Made Available to the Buyer in an accurate and complete manner all clinical data from completed Clinical Trials (including all adverse events, patient complaints, and medical incident reports) regarding the Company Program Compounds. As of the Effective Date, there has not been any report of a serious and unexpected suspected adverse reaction as those terms are defined in 21 CFR 312.32 (or applicable non-U.S. Law) related to the use of the Company Program Products in any Clinical Trials and there has been no serious adverse event as that term is defined in 21 CFR 312.32 (or applicable non-U.S. Law) related to the use of the Company Program Products in such trials. (f) Schedule 4.20(f) sets forth a list of all Regulatory Approvals held by the Company as of the Effective Date relating to the Company Program Compounds and the Company Program Products. The Seller or the Company has timely filed, maintained or furnished all material applications, reports (including adverse experience reports and annual reports), documents, claims, Governmental Authorizations, amendments, modifications, declarations, registrations, listings and notices required to be filed or maintained with or furnished to the FDA or any other Regulatory Authority by the Seller or the Company, respectively, in connection with the Company Program Compounds or the Company Program Products. All such applications, reports, documents, claims, Governmental Authorizations, amendments, modifications, declaration, registrations, listings and notices were complete and accurate in all material respects on the date filed or submitted (or were corrected in or supplemented by a subsequent filing or submission). To the Knowledge of the Company, any updates, changes, corrections or modifications to such documents required under applicable Law or Governmental Order have been submitted in a timely and complete manner. (g) Schedule 4.20(g) lists all Company Clinical Trial sites, identifying as to each such site whether the Seller or the Company, or the FDA or any other Third Party, has conducted a regulatory and quality inspection, assessment or audit of such site with respect to the Company Program Products as of the Effective Date. The Seller has Made Available to the Buyer all reports from such inspections, assessments or audits, in each case existing. The Seller has Made

42 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Available to the Buyer all reports of monitoring visits of Company Clinical Trials, and all internal, third party and FDA audits of Company Clinical Trials. (h) As of the Effective Date, the Company has not and, to the Company’s Knowledge, none of its personnel, agents or subcontractors has, been convicted of, charged with, or is subject to any investigation for any crime or engaged in any conduct which could result in debarment or disqualification by any Regulatory Authority, including, but not limited to the U.S. General Services of Administration, Department of Health and Human Services Office of Inspector General and the FDA, or under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a–7 or any similar state or foreign applicable Law, and there are no Actions pending or, to the Company’s Knowledge, threatened in writing that would reasonably be expected to result in criminal liability or debarment or disqualification by any Regulatory Authority. (i) As of the Effective Date, neither the Seller, [***] nor the Company, nor, to the Seller’s Knowledge, any of their respective directors, officers, or employees, has (i) submitted any claim for payment to any government healthcare program related to any Company Program Compound, or (ii) engaged in any other conduct, in material violation of any Laws relating to false claims or fraud, including the U.S. Federal False Claim Act, 31 U.S.C. § 3729, or any applicable state or non-U.S. false claim or fraud Law, or that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in the FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09) and any amendments thereto, or for any analogous state or foreign Regulatory Authority to invoke any similar policy. (j) The Company has not imported, exported, marketed, sold, offered for sale, or distributed for sale any Company Program Products. The Seller has made available in the data room to the Buyer complete and accurate copies of all of the following, in each case, solely with respect to any Company Program Product or Company Program Compound: (i) any correspondence and minutes of meetings or memoranda of meetings or regulatory contacts with the Regulatory Authorities; (ii) each IND and each comparable non-U.S. regulatory filing made on behalf of the Seller or the Company, including all supplements and amendments thereto; (iii) all pharmacovigilance agreements with Third Parties with respect to the Company Clinical Trials; and (iv) all final Manufacturing and analytical reports, pre-clinical reports, clinical study reports, trial master fields, statistical programs and statistical information for ongoing and completed Company Clinical Trials. All applications, notifications, submissions, information, claims, reports and statistics, applicable rights of reference and other data required to be filed with the FDA, EMA or any other Regulatory Authority relating to the Company Program Products and Company Program Compounds were true, complete and correct in all material respects as of the date of submission (or were corrected in or supplemented by a subsequent filing or submission so as to be true, complete and correct in all material respects as of the date of submission), as applicable, and, to the Knowledge of the Company, any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA, EMA or other Regulatory Authority in a materially timely and complete manner. (k) As of the Effective Date, the Company has not received from any Regulatory Authority any (i) inspection reports, (ii) notices of adverse findings, untitled letters, minutes of meetings or (iii) other correspondence from any Regulatory Authority concerning the

43 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Company Program Products or Company Program Compounds, in which any Regulatory Authority asserted that the operations of the Company are not in compliance with applicable Laws. As of the Effective Date, none of the Company’s contract manufacturers of each the Company Program Compounds has received a Form FDA 483 or other Regulatory Authority notice of inspectional observations, “warning letter” or “untitled letter” related to Manufacturing of any Company Program Compound. (l) As of the Effective Date, the Company has not received notice from any Company Partner of any material interruption of supply or Manufacturing capacity, shortage of raw materials, components or other Manufacturing problems that would have a material effect on the subsequent Development (as such Development is contemplated as of the Effective Date) of the Company Program Products or Company Program Compounds. The Seller or the Company has timely submitted any data related to such Manufacturing operations required to be filed, maintained or furnished to the FDA or any other Regulatory Authority in connection with the Company Program Compounds or Company Program Products. (m) Each of the Seller and the Company has maintained records relating to the research, Development, testing, Manufacturing, packaging, storage and handling of the Company Program Compounds in compliance with the Healthcare Laws. (n) Section 4.20(n) of the Seller Disclosure Schedule sets forth a list of (i) all recalls, field notifications, investigator notices, safety alerts, IND safety reports or other notices of action relating to an alleged lack of safety of any Company Program Compound or Company Program Product issued by the Seller or the Company, in each case to the extent existing as of the Effective Date (“Safety Notices”), (ii) the dates such Safety Notices, if any, were resolved or closed, and (iii) to the Seller’s Knowledge, any material complaints with respect to any Company Program Compound or Company Program Product that are currently unresolved. To the Seller’s Knowledge, there are no facts that would be reasonably likely to result in (A) a material Safety Notice with respect to the Company Program Compounds or (B) a termination or suspension of testing the Company Program Compounds. (o) Neither the Company nor, solely with respect to the Company Business, the Seller nor [***], is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Authority. (p) The Company does not constitute a TID U.S. Business as defined in 31 CFR 800.248(a). 4.21 Healthcare Data Privacy and Data Protection. (a) Each of the Seller and the Company has operated the Company Business in compliance in all material respects with all applicable Laws and contractual requirements relating to medical records and medical information privacy that regulate or limit the maintenance, use, disclosure or transmission of medical records, patient information or other Personal Data made available to or collected by the Seller or the Company in connection with the operation of the Company Business (the “Healthcare Data Requirements”). The Company has implemented any

44 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. confidentiality, security and other protective measures required by the Healthcare Data Requirements and applicable to the Company. (b) Each of the Seller and the Company, and the Processing of Personal Data by or on their behalf, has at all times complied with all Healthcare Data Requirements and Data Protection Laws with respect to the operation of the Company Business, including: (i) requirements relating to the registration or notification of processing of Personal Data; (ii) requirements relating to requests from data subjects for access to Personal Data held or controlled by the Company; (iii) obligations set out in the Healthcare Data Requirements and Data Protection Laws; (iv) requirements relating to the processing of Personal Data by a data processor on its behalf; and (v) the obtaining of necessary consents from data subjects to the processing of Personal Data relating to it. (c) To the Seller’s Knowledge, neither the Seller nor the Company has suffered any accidental, unauthorized, or unlawful destruction, loss, alteration, or disclosure of, or access to, Personal Data or suffered a security breach in relation to any other data which it holds. No material breach has occurred with respect to any unsecured Protected Health Information, as that term is defined in 45 C.F.R. §160.103, maintained by or for the Seller or the Company that is subject to the notification requirements of 45 C.F.R. Part 164, Subpart D, and no information security or privacy breach event has occurred that would require notification under any comparable Laws. (d) The Company has, for the last three (3) years, had in place and operated under procedures and policies which are, to the Company’s Knowledge, materially adequate to reasonably ensure continued compliance with Data Protection Laws and maintains appropriate and sufficient technical and organizational measures to prevent unauthorized or unlawful processing of the Personal Data that it controls or processes, and to prevent any loss, destruction, damage, alteration or unauthorized disclosure of or access to the Personal Data that it controls or processes having regard to the nature of the Personal Data to be protected, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing. (e) The Company has in place appropriate Contracts with Third Parties in respect of the Processing of Personal Data and other data (if applicable), including those required by Data Protection Laws and those with data processors Processing Personal Data on its behalf. (f) All Protected Health Information and Personal Data (including any sensitive Personal Data) Processed by the Seller or the Company or transferred to any Third Parties by the Seller or the Company in the operation of the Company Business have been lawfully

45 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. obtained, used, processed or transferred in accordance with (i) applicable Laws (including Data Protection Laws), (ii) the requirements of Contracts to which the Seller or the Company is a party and (iii) policies and practices relating to Personal Data that the Seller or the Company has communicated to Persons about whom the Personal Data relates. (g) Neither the Seller nor any of its Subsidiaries (including the Company) has received any written notices or any other communications from, been subject to inquiries or investigations by or, to the Seller’s Knowledge, been the subject of Actions by any Third Party or to any Regulatory Authority or Governmental Authority in relation to Data Protection Laws with respect to the Company Business, and to the Seller’s and the Company’s Knowledge, no facts or circumstances exist that might give rise to such a claim. The completion of the transactions contemplated by this Agreement shall not breach or otherwise cause any violation of, any Person’s privacy or Personal Data or data rights (including any rights under applicable Laws with respect to medical or health information) or any Law or rule, policy, or procedure related to privacy, data protection, or the collection and use of Personal Data(including any medical or health information) collected, used, or held for use by or on behalf of the Company. (h) No Person has: (i) to the Seller’s Knowledge, alleged that the Company has failed to comply with the provisions of any Data Protection Laws; (ii) complained to the Company about its use of Personal Data; or (iii) been awarded compensation, claimed or taken action against the Company for breach of any Data Protection Laws, or, to the Seller’s Knowledge, has any right to do so. 4.22 Unlawful Payments. (a) None of the Seller, the Company or, to the Seller’s Knowledge, any member of the board of directors (or equivalent), officer (or equivalent), agent, employee or other Person acting on behalf of or in the name of such company with authority to do so has: (i) offered or used any corporate funds, directly or indirectly, for any unlawful contribution, gift, entertainment or other unlawful expense; (ii) offered or made a direct or indirect unlawful payment or conveyance of something of value to any U.S. or non-U.S. government official, employee or political candidate or established or maintained any unlawful or unrecorded funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Anti-Bribery Act of 2010 or any similar Laws including those concerning unlawful payments or gifts in any jurisdiction (collectively, “Anti- Bribery Laws”); (iv) offered or given any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value to any Third Party, including any U.S. or non-U.S. government official or employee of any Governmental Authority; (v) received any unlawful discounts or rebates in violation of any applicable Law relating to antitrust or competition; (vi) breached or waived any applicable U.S. or non-U.S., federal or state Law regarding business conduct; or (vii) failed to conduct the Company Business at all times in compliance with applicable financial recordkeeping and reporting requirements of applicable Anti- Bribery Laws. The Company have instituted and maintain policies and procedures designed to

46 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. ensure, and which are reasonably expected to continue to ensure, continued compliance with Anti- Bribery Laws. (b) Neither the Seller, the Company or, to the Seller’s Knowledge, any member of the board of directors (or equivalent), officer (or equivalent), agent, employee or other person acting on behalf of or in the name of the such company: (i) has been or is a Sanctioned Person, (ii) participated in any transaction involving a Sanctioned Person, or any Sanctioned Territory, in violation of Sanctions Laws, (iii) exported (including deemed exportation) or re-exported, directly or indirectly, any good, technology, software or services in violation of any Sanctions Laws, (iv) to the Seller’s Knowledge, participated in any export, re-export or transaction prohibited by Sanctions Laws, including, without limitation, support for international terrorism and nuclear, chemical or biological weapons proliferation. 4.23 Affiliate Transactions and Sufficiency. Except as otherwise set forth in Section 4.23 of the Seller Disclosure Schedule, no Affiliate of the Company (a) owns any property, asset or right, tangible or intangible, which is used in or necessary to conduct the Company Business, (b) has any claim or cause of action against the Company or with respect to the Company Business, (c) owes any amounts to, or is owed any material amounts by, the Company or (d) is involved in any business arrangement or relationship or is party to any Contract with the Company or with respect to the Company Business. Except as otherwise set forth in Section 4.23 of the Seller Disclosure Schedule, neither the Seller nor any Subsidiary of the Seller (other than the Company) is engaged or conducting the Company Business. Except as set forth in Section 4.23 of the Seller Disclosure Schedule, immediately following the Closing, the properties, assets and rights of the Company constitute all of the properties, assets and rights that are used in or necessary to enable the Company to conduct the Company Business in the manner as currently conducted and as currently contemplated by Company to be conducted; provided that the foregoing is not, and shall not be construed as, a representation or warranty regarding non-infringement, misappropriation or other violation by the Company of the Intellectual Property of other Persons or Third Parties. 4.24 Effect of Transaction. No Person having a business relationship with the Company or its Affiliates with respect to the Company Business, including any counterparty to any Contract with a Third Party contract manufacturing organization or contract research organization that provides services to the Company or an Affiliate of the Company, has notified the Company in writing or, to the Company’s Knowledge, orally, that such Person intends to terminate or materially change such relationship because (in part or in whole) of the existence of this Agreement or the consummation of the transactions contemplated hereby. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer represents and warrants to the Seller as of the Effective Date and as of the Closing Date as follows: 5.1 Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business

47 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. as now being conducted. The Buyer is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties or assets it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing that, individually or in the aggregate, have had, or would reasonably be expected to have a Buyer Material Adverse Effect. 5.2 Authority; Required Filings and Consents; No Conflict. (a) The Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Seller, constitutes, and each Ancillary Agreement, when executed and delivered by the Buyer (assuming due authorization, execution and delivery by the other parties thereto) shall constitute, a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception. (b) No material consents or approvals of, waivers from or filings or registrations with, any Governmental Authority are required to be made or obtained at or prior to the Closing by the Buyer in connection with the execution, delivery or performance by the Buyer of this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby, except for as required under the HSR Act. (c) Assuming the due and prompt performance by the Seller of its obligations hereunder, and subject to the making of the filings and registrations and receipt of the consents, approvals and waivers referred to in Section 5.2(b) and the expiration of applicable waiting periods under antitrust Laws, the execution, delivery and performance of this Agreement and each Ancillary Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby do not and shall not (i) conflict with, constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, or give rise to any Encumbrance (other than Permitted Encumbrances) under any (A) applicable Law, (B) applicable Governmental Order, (C) applicable Governmental Authorization or (D) Contract of, or to which the Buyer is a party or subject to or by which it or any of its assets or properties is otherwise bound, in each case (A)-(D), that would reasonably be expected to be material to the Buyer or (ii) constitute a breach (with or without notice or lapse of time or both) or violation of, or a default under, the Constitutive Documents of the Buyer. 5.3 Legal Proceedings. There is no Action pending against the Buyer and, to the knowledge of the Buyer, no such Action has been threatened against the Buyer, and the Buyer is not subject to any Governmental Order that, individually or in the aggregate, has had, or would reasonably be expected to have a Buyer Material Adverse Effect. 5.4 Financial Capability. The Buyer shall have available sufficient cash or other sources of immediately available funds to pay all amounts payable pursuant to Article II. The

48 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Buyer’s obligations hereunder are not subject to any conditions regarding the Buyer’s ability to obtain financing for the consummation of the transactions contemplated by this Agreement. 5.5 Brokers. Except as set forth on Schedule 5.5, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer, and the Buyer shall pay any such broker’s commissions. 5.6 Acquisition of Transferred Interests for Investment. The Buyer has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its purchase of the Company Shares. The Buyer confirms that the Seller has made available to the Buyer and its Representatives the opportunity to ask questions of the officers and management employees of the Seller as well as access to the documents, information and records of the Company and to acquire additional information about the Company Business and financial condition of the Company and the Company Business, and the Buyer confirms that it has made an independent investigation, analysis and evaluation of the Company and the Company Business and their properties, assets, business, financial condition, prospects, documents, information and records. The Buyer is acquiring the Company Shares for investment and not with a view toward, or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Company Shares. The Buyer acknowledges that the Company Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable. 5.7 No Other Representations or Warranties. Except for the representations and warranties contained in Article III and Article IV of this Agreement, as modified by the Seller Disclosure Schedules, the Buyer acknowledges that none of the Seller, the Company nor any of their respective Affiliates, nor any other Person, made or shall be deemed to have made any representation or warranty to the Buyer, express or implied, at Law or in equity, on behalf of the Seller or the Company, or any Affiliate of the Seller or the Company. Any claims the Buyer may have for breach of representation or warranty shall be based solely on the representations and warranties of the Seller expressly set forth in this Agreement, the Ancillary Agreements and the certificates and other documents delivered pursuant hereto and thereto. Notwithstanding anything to the contrary, nothing herein shall limit any remedy available to the Buyer in the event of Fraud in the making of the representations and warranties contained in Article III and Article IV of this Agreement. ARTICLE VI CONDUCT OF BUSINESS 6.1 Conduct of the Business of the Company. During the period commencing on the Effective Date and ending upon the earlier of the Closing Date or the date this Agreement is terminated pursuant to Article IX (the “Pre-Closing Period”), (i) except as otherwise required by applicable Law or (ii) with the prior written consent of the Buyer (including via email), which

49 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. consent shall not be unreasonably withheld, conditioned or delayed, the Company shall, and the Seller shall cause the Company to (itself or through its engagement of [***] under the [***]), (a) conduct the business of the Company in the Ordinary Course and (b) use commercially reasonable efforts to: (a) perform the Development and Manufacturing activities set forth in the Development Plan in accordance with such Development Plan, and to the extent that the Company engages [***] to perform the Development activities set forth in the Development Plan, the Company shall cause [***] to perform such activities in accordance with the Development Plan; (b) Develop, Manufacture, distribute, use, process, package, label, store and test all Company Program Compounds and Company Program Products in compliance in all material respects with all applicable requirements under all applicable Laws, and to the extent that the Company engages [***] to Develop, Manufacture, distribute, use, process, package, label, store and test Company Program Compounds and Company Program Products, the Company shall cause [***] to perform such services in compliance in all material respects with all applicable requirements under all applicable Laws; (c) conduct all preclinical studies and Clinical Trials with respect to Company Program Compounds and Company Program Products in compliance in all material respects with experimental protocols, procedures and controls, GLP, GCP and GMP and all applicable Laws, and to the extent the Company engages [***] to oversee preclinical studies or Clinical Trials with respect to Company Program Compounds and Company Program Products, the Company shall cause [***] to oversee such services in compliance in all material respects with required experimental protocols, procedures and controls, GLP, GCP and GMP and all applicable Laws; (d) subject to Section 7.1, correspond or consult with the FDA and other Regulatory Authorities with respect to Company Program Compounds and Company Program Products; (e) keep the respective physical assets of the Company used in the operation of the business of the Company as currently conducted in good working condition; (f) preserve, maintain the value of, renew, extend, protect the confidential nature of and legal protections applicable to and keep in full force and effect all Registered Company Intellectual Property; (g) maintain good working relationships with Persons having a material business relationship with the Company; (h) with respect to each Shared Contract, to separate the Company’s relationship with the applicable Third Party, on the one hand, from the Seller’s and its Affiliates’ (other than Company) relationship with the applicable Third Party, on the other hand, whether through amendment or modification to such Shared Contract, assignment of such Shared Contract from the Seller or its Affiliate to the Company or entry into a new contract with the applicable Third Party, in each case, in a form and manner reasonably acceptable to the Buyer and the Seller, agreed to in good faith; and

50 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (i) keep in effect casualty, product liability, workers’ compensation and other insurance policies in coverage amounts substantially similar to those in effect as of the Effective Date to the extent applicable to the Company or the operation of the business of the Company as currently conducted. 6.2 Certain Restrictions During the Pre-Closing Period. Without limiting the generality of Section 6.1, during the Pre-Closing Period, except (i) as expressly required for the performance of the Seller’s or the Company’s obligations [***], (ii) as otherwise required by applicable Law or (iii) with the prior written consent of the Buyer (including via email), which consent shall not be unreasonably withheld, conditioned or delayed, the Seller shall not, and shall not permit any of its Subsidiaries (including the Company) to: (a) amend the Constitutive Documents of the Company; (b) issue, grant, pledge or transfer any Company Shares or other Capital Stock of the Company, or any rights, warrants, options, calls, commitments or other agreements of any character to purchase or acquire any Capital Stock of the Company; (c) split, combine or reclassify any Capital Stock of the Company; (d) (i) declare, set aside or pay any dividend on, or make any other distribution in respect of, any Capital Stock of the Company or redeem or repurchase any Capital Stock of the Company; (e) to create, incur or assume any new Indebtedness, or issue or sell, or amend, modify or change any term of, any debt securities or share options, warrants, calls or other rights to acquire any debt securities of the Company, or guarantee or endorse any Indebtedness of another Person, make any loans, advances or capital contributions to, or investments in, any Person (other than the Company), enter into any Contract to maintain any financial statement condition of another Person, or enter into any Contract having the economic effect of any of the foregoing; (f) sell, license (including sublicense), abandon, assign, transfer, mortgage or otherwise encumber or subject to any Encumbrance other than a Permitted Encumbrance or Permitted License, or otherwise dispose of or grant any rights to, any properties or assets which are material, individually or in the aggregate, to the Company or the Company Business, including the Company Intellectual Property (excluding (1) sales or transfers of inventory in the Ordinary Course and (2) any sale of furniture, fixtures or equipment that does not materially impact the Company Business); (g) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the Capital Stock of, or by any other manner, any business or any other Person or any division thereof, or (ii) any assets, other than in the Ordinary Course, that are material, individually or in the aggregate, to the Company or the Company Business; (h) adopt a plan of merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

51 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (i) commence, participate or agree to commence or participate in any bankruptcy, voluntary liquidation, dissolution, winding up, examinership, insolvency or similar proceeding in respect of the Company; (j) enter into any Contract (or any substantially related Contracts, taken together) that would reasonably be expected to prevent or materially impede, interfere with or delay the consummation by the Seller of the transactions contemplated by this Agreement; (k) enter into any Contract (or any substantially related Contracts, taken together) with any Affiliate of the Seller; (l) hire or retain any individual for employment or services with the Company or adopt any Benefit Plan; (m) (i) waive, release or assign any rights or claims under, fail to take a required action under, or commit any breach of, or modify, amend or terminate any Material Contract in a manner that is, or would reasonably be expected to be, either individually or in the aggregate, a material and adverse effect on the Company Business or (ii) [***]; (n) enter into (i) any Contract that, if in existence on the date hereof, would constitute a Material Contract, other than in the Ordinary Course (it being understood that this Section 6.2(n) shall not be construed to restrict any action, to the extent it is specifically addressed by and permitted by any other clause of this Section 6.2); (ii) [***]; or (iii) any Contract, transaction or other arrangement that would constitute a [***]; (o) with respect to the Company, make any changes in Tax accounting methods, principles, practices or policies, except as required by applicable Law, make or change any Tax election, enter into any closing agreement relating to any Tax, file any Tax Return in a manner inconsistent with past practice, surrender any right to claim a Tax refund or consent to any waiver or extension of the statute of limitations applicable to any Tax claim or assessment, or file any amended Tax Return; (p) change in any respect any of the accounting methods used by the Company or revalue any assets of the Company, in each case unless required by GAAP or applicable Law; (q) bring, settle or compromise any Action to which the Company is a party, any claim involving criminal liability of the Company or on terms requiring the Company to take any action (other than the payment of money prior to the Closing in an amount not to exceed [***]) or to abstain from taking any action; (r) violate any applicable Law or fail to comply with any Governmental Order with respect to the Company or the Company Business; (s) cause or permit the Company to enter into a lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property;

52 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (t) cause or permit the Company to make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of [***], in the aggregate, other than as set forth in the Development Plan or in the Company’s budget for capital expenditures previously Made Available to the Buyer (which expenditures shall not be accelerated in any manner so as to be materially inconsistent with past practice); (u) cause or permit the Company to accelerate collection of any notes or accounts receivable in advance of their regular due dates, or the dates when the same would have been collected, other than in the Ordinary Course; (v) cause or permit the Company to delay payment of any account payable or other liability beyond its due date, or the date such liability would have been paid or collected, other than in the Ordinary Course or to the extent the Company is contesting such payable or liability in good faith; (w) employ or enter into any Contract with any investment banker, broker, finder or similar advisor in connection with the transactions contemplated by this Agreement other than any whose fees and expenses are deducted from the Purchase Price as Transaction Expenses; (x) other than in the ordinary course of prosecution of pending patent applications, (A) sell, assign, license, transfer, grant or suffer to exist any Encumbrance (other than a Permitted License) on, convey or otherwise dispose of any Company Intellectual Property or fail to renew, maintain or diligently pursue applications for, or defend, any Company Intellectual Property or (B) disclose to any third party, other than representatives of Seller or under a confidentiality agreement, any trade secrets included in the Company Intellectual Property in a way that results in the loss of intellectual property protection for such Company Intellectual Property; or (y) authorize any of, or commit, resolve or agree, whether in writing or otherwise, to take any of, the actions prohibited in Sections 6.2(a) through (x). 6.3 Confidentiality. (a) The Parties acknowledge that the Buyer and the Seller have previously executed a confidentiality agreement, dated as of [***] (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein or as the Buyer and the Seller may mutually amend, supplement or otherwise modify from time to time. (b) From and after the Closing, Seller shall, and shall cause its Affiliates and Representatives to, keep confidential any and all non-public information specifically relating to the Company and Company Business other than as necessary to perform its permitted activities under this Agreement or any Ancillary Agreement (the “Confidential Information”) and use such Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and the Ancillary Agreements and for no other purposes; provided, however, that Seller shall not be liable hereunder with respect to any disclosure to the extent such disclosure is determined by Seller (with the advice of counsel) to be required by any applicable Law, including applicable rules

53 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. of any securities exchange. In the event that Seller or any of its Affiliates or Representatives are requested or required by any applicable Law to disclose any such non-public information, Seller shall, (i) to the extent permissible by such applicable Law, provide Buyer with prompt written notice of such requirement, (ii) disclose only that information that Seller determines (with the advice of counsel) is required by such applicable Law to be disclosed and (iii) use reasonable efforts to preserve the confidentiality of such non-public information, including by, at Buyer’s request, reasonably cooperating with Buyer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such non-public information. Notwithstanding the foregoing, such non-public information shall not include information that (A) is or becomes available to the public after the Closing other than as a result of a disclosure by Seller or its Affiliates or Representatives in breach of this Section 6.3(b) or (B) becomes available to Seller or its Affiliates or Representatives after the Closing from a source other than Buyer or its Affiliates or Representatives if the source of such information is not known by Seller or its Affiliates or Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Buyer or its Affiliates with respect to such information. (c) Under each nondisclosure, confidentiality or similar agreement entered into in connection with or otherwise in contemplation of the sale by Seller of the Company and the other transactions contemplated by this Agreement Seller shall (including at the request of the Buyer) following the Effective Date: (i) enforce to the fullest extent permissible by their terms all restrictions in such agreements relating to the disclosure or use of such confidential or proprietary information; (ii) provide the Buyer prompt notice of any violations of such agreements of which it becomes aware with respect to such confidential or proprietary information; (iii) direct all counterparties to delete or destroy such confidential or proprietary information; and (iv) take any other action permitted by the terms of such agreement with respect to such confidential or proprietary information as requested by the Buyer and at the Buyer’s expense, including taking action to enforce any rights relating to such information. ARTICLE VII ADDITIONAL AGREEMENTS 7.1 Access to Information; Development Plan; Books and Records. (a) During the Pre-Closing Period, the Seller shall, and shall cause the Company and [***] to, afford to the Buyer and its Representatives reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with normal business operations, to all of the properties, books, Contracts, commitments, personnel and records of the Company (and [***] to the extent specifically related to the Company Business) as the Buyer shall reasonably request. During the Pre-Closing Period, the Seller shall, and shall cause the Company and [***] to, reasonably cooperate with the Buyer on post-Closing integration planning, including data transfer and other transition planning, except as prohibited by applicable Law. Without limiting the foregoing, during the Pre-Closing Period, the Seller shall, and shall cause the Company to, furnish promptly to the Buyer and its Representatives the information, including all Books and Records, concerning the Company Business (and [***] to the extent specifically related to the Company Business) as the Buyer may

54 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. reasonably request and use reasonable best efforts to promptly respond to questions or reasonable requests for additional information with respect to such Books and Records. (b) Without limiting the generality of the foregoing, the Seller covenants and agrees that, during the Pre-Closing Period, it shall, and shall cause the Company [***]. Nothing contained in this Section 7.1(b) is intended to give the Buyer, directly or indirectly, the right to control or direct the regulatory strategy of the Company prior to the Closing. (c) During the Pre-Closing Period, the Seller shall, and shall cause the Company [***]. Nothing contained in this Section 7.1(c) is intended to give the Buyer, directly or indirectly, the right to control or direct the Development or Manufacturing of the Company Program Compounds or Company Program Products prior to the Closing. (d) During the Pre-Closing Period, the Seller or the Company [***]. Nothing contained in this Section 7.1(d) is intended to give the Buyer, directly or indirectly, the right to control or direct the Development of the Company Program Compounds or Company Program Products prior to the Closing. (e) All information obtained by the Buyer hereto pursuant to this Section 7.1 shall be kept confidential in accordance with the Confidentiality Agreement. (f) Notwithstanding anything in the foregoing, neither the Seller nor the Company shall be required to provide access to or disclose any such information under this Section 7.1 (i) to the extent such access or disclosure would result in the loss of attorney-client privilege of the Seller or any of its Affiliates (including the Company) or (ii) which is prohibited under applicable Law or the terms of any agreement to which the Seller or the Company is a party as of the Effective Date; provided that the Seller shall, and shall cause the Company and [***] to, cooperate with the Buyer or its Representatives to allow disclosure of such information in a manner as would not be reasonably likely to result in the loss of attorney-client privilege, violate any Law or result in the breach of any Contract and seek consent to the disclosure of such information under any such Contract. (g) Any access provided to the Buyer or information provided by the Seller or the Company to the Buyer under this Section 7.1 shall not constitute any expansion of or additional representations or warranties of the Seller beyond those specifically set forth in this Agreement. 7.2 Interim Efforts. (a) Subject to the terms hereof, including Section 7.2(c) and Section 7.2(d), the Seller and the Buyer shall each: (i) use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

55 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (ii) use its reasonable best efforts to make, as promptly as practicable, all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required under any other applicable Law; (iii) use its reasonable best efforts to obtain, as promptly as practicable, from any Governmental Authority or any other Third Party, any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Seller or the Company, or the Buyer, respectively, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; it being understood that neither the Seller nor the Buyer shall be required to make (A) any payments, other than the payment of customary filing fees, which the Seller or the Buyer, as applicable, shall pay, in connection with the fulfillment of its obligations under this Section 7.2(a) and (B) payments contemplated under Section 7.3 and Section 9.3. (b) Subject to Section 7.2(d), the Buyer and the Seller shall (i) act in good faith and reasonably cooperate with the other Party in connection with all such filings; (ii) to the extent permitted by applicable Law, keep the other Party informed in all material respects of any material communication received by such Party from, or given by such Party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case, relating to the transaction contemplated by this Agreement; (iii) to the extent permitted by applicable Law, provide the other Party with prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filing; (iv) to the extent permitted by applicable Law, reasonably cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Person in connection with proceedings relating to or arising out of such filings; and (v) not participate independently in any meeting, or engage in any substantive conversation, with any Governmental Authority with respect to any such filings or any investigations or other inquiries relating thereto without giving the other Party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. For the avoidance of doubt, the Buyer and the Seller agree that nothing contained in this Section 7.2(b) shall modify or affect their respective rights and responsibilities under Section 7.2(b). (c) Subject to the terms hereof, each of the Parties hereto shall, as promptly as practicable (but in no event later than ten (10) Business Days after the Effective Date) (i) file with the FTC and the DOJ the forms, if any, required in connection with the transactions contemplated hereby, and shall include any supplemental information requested in connection therewith pursuant to the HSR Act, (ii) make such other filings as are necessary or advisable in other jurisdictions in order to comply with all applicable Laws relating to competition, merger control or antitrust, and shall promptly provide any supplemental information requested by applicable

56 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Governmental Authorities relating thereto, and (iii) in the case of both (i) and (ii), request early termination of the waiting period with respect to such filings (to the extent available). Any such filing, notification, report form, and supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other applicable Law. Each Party shall cooperate and furnish to the other Party such necessary information and reasonable assistance as the other Party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other applicable Law. The Parties shall keep one another apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or any other applicable Governmental Authority (including a formal “second request” for information) and shall comply promptly with any such inquiry or request. The Parties hereto shall use reasonable best efforts to cause the expiration or termination of the waiting period under the HSR Act and obtain any other clearances required under any applicable antitrust Law for the transactions contemplated hereby. Notwithstanding anything to the contrary set forth herein, in no event will Buyer, its Subsidiaries or its Affiliates be required to: (i) oppose any such challenge, appeal any adverse decision or order by a Governmental Authority, or litigate any such challenge to a final non-appealable order; or (ii) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses (or otherwise taking or committing to take any action that limits the freedom of action with respect to, or its ability to retain, any businesses, product lines, assets, relationships, or contractual rights). Under no circumstances shall the Seller or any of its Affiliate be permitted to take any of the actions set forth in the foregoing clause (i) or (ii) without the prior written consent of the Buyer. (d) The Seller, subject to applicable Law, shall not (i) agree to extend any waiting period under the HSR Act without the prior written consent of the other Party or (ii) enter into any agreement with any Governmental Authority not to consummate transactions contemplated by this Agreement without the prior written consent of the other Party. If it would reasonably be expected to have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement prior to the date contained in Section 9.1(b), before the satisfaction of the conditions to Closing set forth in Section 8.1(a) Buyer shall not acquire by merging or consolidating with, or by purchasing or licensing a substantial portion of the Capital Stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. 7.3 Funding Payments. The Buyer shall make payments to the Company on the terms and conditions set forth in this Section 7.3 for the sole purpose of paying or reimbursing costs for the Development and Manufacture of the Company Program Compounds and Company Program Products in accordance with the budget set forth in the Development Plan (such costs, the “Research Costs” and such payments, the “Funding Payments”) during the Pre-Closing Period. The Buyer shall make the Funding Payments to the Company [***]. The Company will maintain the books and records and [***] will provide Buyer with access to such books and records in accordance with Section エラー! 参照元が見つかりません。. [***] the Company will submit to the Buyer a written report reflecting the incurred, actual Research Costs [***] (each report, a “R&D Summary Statement”) and such actual Research Costs, the “Actual R&D Costs”). Each R&D Summary Statement (after the initial R&D Summary Statement) will reflect an adjustment for the Actual R&D Costs incurred [***]. To the extent that Actual R&D Costs are higher than the Prepayment (such difference, the “Funding Payment Underage”), [***] the Buyer shall pay the

57 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Company such Funding Payment Underage, provided that if any Funding Payment Underage is outstanding as of the Closing Date, it shall be added to the Purchase Price [***]. To the extent that the Actual R&D Costs are lower than the Prepayment (such difference, the “Funding Payment Overage”), the Funding Payment Overage will be credited against the next Funding Payment, provided that if any Funding Payment Overage is outstanding as of the Closing Date, it shall be deducted from the Purchase Price. 7.4 Indemnified Matters. From and after the Closing, the Seller shall indemnify and hold harmless the Buyer Related Parties from and against [***]. 7.5 Notice of Certain Events. The Seller shall give notice to the Buyer and the Buyer shall give notice to the Seller, as promptly as reasonably practicable upon becoming aware of the institution of (i) or the threat of institution of, any Action against it or any of its Subsidiaries related to this Agreement or the transactions contemplated hereby or (ii) any fact, event or circumstance that would be reasonably likely to result in the failure of any of the conditions set forth in Article VIII to be satisfied. The delivery of any notice pursuant to this Section 7.5 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the Parties hereto. 7.6 Public Disclosure. (a) In connection with the execution and delivery of this Agreement, the Parties agree to publication of a press release in mutually agreed form within two (2) Business Days following the Effective Date and agree that each Party shall be permitted to continue to use such press release, including the specific content contained therein, for any purposes without the need to obtain the prior written consent of the other Parties hereto. Other than pursuant to the foregoing sentence, during the Pre-Closing Period and subject to Section 6.3, (i) the Buyer and the Seller shall consult with each other, and shall consider in good faith the views such other Party hereto, before issuing any press release or otherwise making any public statement or making any other public disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and (ii) no Party shall issue any such press release or make any such public statement or disclosure without the prior written approval of the other Party, except as permitted by Sections 7.6(b) and 7.6(c); provided, however, that the Buyer and the Seller may make public statements or disclosures that are not inconsistent with (or more expansive than) previous press releases, public disclosures or public statements made by the Buyer or the Seller in compliance with this Section 7.6. Notwithstanding anything herein to the contrary, any Party hereto (and any employee or representative of any Party hereto) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other Tax analyses) that are provided to it relating to such Tax treatment and Tax structure. (b) Either Party may disclose such information as may be required by applicable Law, including those incident to the listing of securities on a stock exchange or governing disclosure of publicly traded companies in the United States or Japan, without the consent of the other Party; provided further that the Party disclosing such information shall (i) only disclose such information as is required by such applicable Law; (ii) provide reasonable advance written notice to the other Party of the intended disclosure and the content of that disclosure; (iii)

58 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. seek a confidential treatment order (or a protective or limiting order, as applicable) for those provisions of this Agreement reasonably requested by the other Party; and (iv) permit the non- disclosing Party reasonable advance notice and the opportunity to comment on, and consider in good faith any comments provided by such non-disclosing Party, any such confidential treatment request or protective order request. (c) During the Pre-Closing Period, each Party shall be able to attend and present at scientific and industry conferences consistent with past practice, provided that any such attendance and presentation does not violate the Confidentiality Agreement. 7.7 Resignations. Prior to the Closing, the Seller shall cause to be delivered to the Buyer duly executed resignations in the form attached hereto as Exhibit E, effective upon the Closing, of all directors (or equivalents) and officers (or equivalents) of the Company and shall take such other action as is necessary to accomplish the foregoing. 7.8 [***] (a) [***]. During the [***], the Seller agrees that [***]. (b) The Seller acknowledges and agrees that [***]. (c) [***]. (i) The [***] set forth in Section 7.8(a) [***]. (ii) If, during [***], the Seller [***]. (iii) Notwithstanding the provisions of Section 7.8(a), the Seller [***]. (iv) The Parties hereby acknowledge and agree that, during [***], [***] the Seller [***]. (v) For the avoidance of doubt, in no event [***]. 7.9 Retention of Records. Subject to any retention requirements relating to the preservation of Tax records, the Buyer and the Seller agree that each of them shall (and shall cause the Company and, in the case of the Seller, cause [***] to) preserve and keep the records held by them relating to the Company Business for a period of [***] from the Closing Date and shall provide reasonable access to such records (in the case of access given to the Seller and its Affiliates, solely to the extent such records relate to any period prior to the Closing) at all reasonable times during normal business hours and upon reasonable prior written notice to the other Party as may be reasonably required by such Party, at such Party’s expense, in connection with, among other things, any insurance claims by, Actions against or by Governmental Authorities of, the Buyer, the Seller or the Company or their respective Representatives, and to enable the Buyer or the Seller to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby. 7.10 Tax Matters.

59 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (a) The Seller shall timely prepare or cause to be prepared and timely file or cause to be filed all Tax Returns for the Company for all Tax Periods ending on or prior to the Closing Date that are filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice, unless otherwise required by applicable Law. The Buyer shall be allowed reasonable time, and in no event less than fifteen (15) Business Days, to review and comment on each such Tax Return prior to filing, and the Seller shall consider any comments of the Buyer in good faith prior to the filing of any such Tax Returns. With respect to Tax Returns for Tax Periods ending on or prior to the Closing Date, the Seller and the Buyer agree to: (A) file a federal income Tax Return of the Company for the Company’s taxable year ending on the Closing Date pursuant to Treasury Regulations Section 1.1502-76(c), (B) allocate all items accruing on the Closing Date to the Company’s Tax Period ending on the Closing Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) (and not pursuant to the “next day” rule under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or pursuant to the ratable allocation method under Treasury Regulations Section 1.1502-76(b)(2)(ii) or 1.1502-76(b)(2)(iii)), (C) not elect to waive any carryback of net operating losses under Section 172(b)(3) of the Code on any Tax Return of the Company filed in respect of a Tax Period ending on or before the Closing Date, and (D) deduct any deductions allowable under applicable Law attributable to the Transaction Expenses on the Company’s income Tax Return for the Tax Period ending on the Closing Date. (b) The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns relating to Straddle Periods. All such Tax Returns shall be prepared in a manner consistent with past practice, unless otherwise required by applicable Law. The Seller shall be allowed reasonable time, and in no event less than fifteen (15) Business Days, to review and comment on each such Tax Return prior to filing, and the Buyer shall consider any comments of the Seller in good faith prior to the filing of any such Tax Returns. (c) The Buyer shall be responsible for, and shall have sole discretion with respect to, all Tax Returns required to be filed by or with respect to the Company with respect to any Tax Period that begins after the Closing Date. (d) The Buyer and the Seller shall provide each other with such cooperation and assistance as may be reasonably requested in writing by either of them in connection with the preparation of any Tax Return, any audit or other examination by any Tax Authority, or any judicial or administrative proceedings relating to liability for Taxes, and until the seventh (7th) anniversary of the Closing Date, each shall retain and provide the other with any records or information which may be necessary for such Tax Return audit, or examination, proceedings or determination. The Buyer and the Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person and take any other actions, in each case, as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement). (e) Nothing in this Agreement shall be construed to require the Buyer or the Company to make any payment to the Seller for the use in a Tax Return for a Tax Period beginning after the Closing Date, of any excess Tax credit (including any excess foreign tax credits), net operating loss, or other Tax Attribute of the Company.

60 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (f) Without the Seller’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), the Buyer shall not, nor shall the Buyer cause or permit the Company or any of its Affiliates to, take any of the following actions with respect to Taxes or Tax Returns of the Company, in each case for any Pre-Closing Tax Period: (i) amend or file any Tax Return of the Company in respect of a Tax Period ending on or before the Closing Date, (ii) change any material Tax election with respect to the Company, (iii) extend or waive any statute of limitations with respect to Taxes or Tax Returns of the Company or (iv) initiate discussions or examinations with a Tax Authority or make any voluntary disclosures with respect to Taxes of the Company. (g) Without the Buyer’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), the Seller shall not, in its capacity as agent of any consolidated or combined tax group of which the Company was a member on or prior to the Closing Date, take any of the following actions with respect to Taxes or Tax Returns of the Company, in each case for any Pre-Closing Tax Period: (i) amend or file any Tax Return of the Company in respect of a Tax Period ending on or before the Closing Date, (ii) change any material Tax election with respect to the Company, or (iii) change any method of Tax accounting with respect to the Company, if such amendment, filing, or change result in: (x) any item of income or gain arising in a Pre-Closing Tax Period to be shifted to a Tax Period ending after the Closing Date, (y) the acceleration of any item of deduction or loss with a result that taxable income of the Company is increased in a Tax Period ending after the Closing Date or (z) an increase in net income of the Company in a Tax Period ending after the Closing Date. (h) The Buyer shall not make an election under Sections 336 or 338 of the Code or any comparable provision in any other jurisdiction with respect to the Acquisition of the Company, and the Company shall (and the Buyer shall cause the Company) not take any actions or engage in any transactions on the Closing Date other than actions or transactions that are in the Ordinary Course or contemplated by this Agreement or the Ancillary Agreements. 7.11 R&W Insurance Policy. If the Buyer obtains any representations and warranties insurance policy (the “R&W Insurance Policy”), the R&W Insurance Policy shall expressly and irrevocably waive any claims of indemnification, contribution, assignment, subrogation or other similar rights to pursue any claim against the Seller or any of its respective Affiliates and each of their respective officers (or equivalents), directors (or equivalents), employees, shareholders, partners, members or other equity holders, agents and representatives (except in the case of Fraud with respect to the making of the representations and warranties contained in Article III or Article IV of this Agreement or in any Ancillary Agreement). The R&W Insurance Policy shall provide that Seller is an express third-party beneficiary of such insurer subrogation waiver, and Buyer shall not modify such waiver without the prior written consent of Seller. The Buyer shall bear all of the costs and expenses associated with obtaining the R&W Insurance Policy, including all premiums, broker fees and commissions, underwriting fees, due diligence fees, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines Taxes and fees. 7.12 Alternative Transactions. (a) During the Pre-Closing Period, other than with respect to transactions contemplated hereby, neither the Seller or any of its Affiliates will, nor will the Seller or any of its

61 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Affiliates authorize or permit any of the Seller’s representatives to, directly or indirectly, (i) solicit, initiate, seek, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Transaction or (iii) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Alternative Transaction. (b) In addition to the Seller’s obligations pursuant to Section 7.1(b), the Seller shall promptly (and in any event within two (2) Business Days after receipt thereof by the Seller or its Affiliates or representatives) advise the Buyer in writing of the receipt by the Seller or its Affiliates or representatives of any request for information with respect to or which would reasonably be expected to lead to an Alternative Transaction, including, as applicable, the material terms and conditions of, such request or inquiry; provided that in no event shall Seller be obligated to disclose the identity of the Person making such request or inquiry. 7.13 Intercompany Accounts. At the Closing, following payment of the [***] in accordance with [***] and execution and delivery of the [***] in accordance with Section 2.6, all intercompany balances between the Seller or any of its Affiliates (other than the Company), on the one hand, and the Company, on the other hand, that are outstanding as of the Closing shall have been settled and paid. 7.14 Further Assurances. Following the Closing, and subject to the terms and conditions of this Agreement, each of the Parties shall, and shall cause its respective Affiliates to take or cause to be taken such further actions as may reasonably be required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated hereby and thereby. ARTICLE VIII CONDITIONS TO ACQUISITION 8.1 Conditions to Each Party’s Obligation To Effect the Acquisition. The respective obligations of each Party to this Agreement to effect the Acquisition shall be subject to the satisfaction on or prior to the Closing of the following conditions, each of which may be waived (to the extent permitted by Law), in writing, by the Party entitled to the benefit of such condition at the Closing: (a) HSR Act. The waiting period (including any extension of the waiting period agreed to with the FTC or DOJ) applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated. (b) Governmental Approvals. All authorizations, consents, Governmental Orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority in connection with the Acquisition and the consummation of the

62 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would have a Buyer Material Adverse Effect or a Seller Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which would not have a Buyer Material Adverse Effect or a Seller Material Adverse Effect. (c) No Injunctions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order (preliminary or permanent) or statute, rule or regulation which is in effect, and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition or the other transactions contemplated by this Agreement. 8.2 Additional Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the Acquisition shall be subject to the satisfaction on or prior to the Closing of each of the following additional conditions, each of which may be waived (to the extent permitted by Law), in writing, exclusively by the Buyer: (a) Representations and Warranties. (A) The representations and warranties of the Seller set forth in this Agreement, other than any Fundamental Representations shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of each such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case the accuracy of such representations and warranties shall be determined as of such date, and without regard to any materiality or Seller Material Adverse Effect qualifications contained therein) and (B) the Fundamental Representations shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of each such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case the accuracy of such representations and warranties shall be determined as of such date); and the Buyer shall have received a certificate signed on behalf of the Seller by the chief executive officer or the chief financial officer of the Seller to such effect. (b) Performance of Obligations of the Seller. The Seller shall have, in all material respects, performed or complied with all agreements and covenants required to be performed by or complied with by it under this Agreement on or prior to the Closing; and the Buyer shall have received a certificate signed on behalf of the Seller by the chief executive officer or the chief financial officer of the Seller to such effect. (c) Material Adverse Effect. Since the Effective Date, there shall not have occurred any Seller Material Adverse Effect; and the Buyer shall have received a certificate signed on behalf of the Seller by the chief executive officer or the chief financial officer of the Seller to such effect. (d) Contractual Consents. The Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the Seller has obtained all consents and approvals of Third Parties set forth in Sections 3.2(c)(i)(D) and 4.5(a)(iv) of the Seller Disclosure Schedule (other than any such consent or approval that is not required under a Contract that has terminated prior to the Closing).

63 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. (e) Seller Deliveries. The Buyer shall have received all of the instruments, documents and considerations described in Section 2.6(b). 8.3 Additional Conditions to Obligations of the Seller. The obligation of the Seller to effect the Acquisition shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, either of which may be waived (to the extent permitted by Law), in writing, exclusively by the Seller: (a) Representations and Warranties. (A) The representations and warranties of the Buyer set forth in this Agreement (other than any representations or warranties in Sections 5.1, 5.2(a), and 5.4) shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of each such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case the accuracy of such representations and warranties shall be determined as of such date, and without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein) and (B) the representations and warranties of the Buyer set forth in Sections 5.1, 5.2(a), and 5.4 shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of each such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case the accuracy of such representations and warranties shall be determined as of such date); and the Seller shall have received a certificate signed on behalf of the Buyer by an authorized officer of the Buyer to such effect. (b) Performance of Obligations of the Buyer. The Buyer shall have, in all material respects, performed or complied with all agreement and covenants required to be performed by or complied with by it under this Agreement on or prior to the Closing; and the Seller shall have received a certificate signed on behalf of the Buyer by an authorized officer of the Buyer to such effect. (c) Buyer Deliveries. The Seller shall have received all of the instruments, documents and considerations described in Section 2.6(a). ARTICLE IX TERMINATION AND AMENDMENT 9.1 Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Sections 9.1(b) through 9.1(e), by written notice by the terminating Party to the other Party): (a) by mutual written consent of the Buyer and the Seller; (b) by either the Buyer or the Seller if the Acquisition shall not have been consummated by [***] (the “Termination End Date”), provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose breach or failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure of the Acquisition to have been consummated on or before such date; provided further, however, that if (i) on the initial Termination End Date the conditions set forth

64 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. in Section 8.1(a) or 8.1(b) (with respect to Section 8.1(b), solely to the extent the failure of such condition to be satisfied arises under any antitrust Law) are not satisfied, then either the Seller or the Buyer may, by providing written notice to the other Party prior to 5:00 p.m. (Eastern time) on such date, extend the Termination End Date for [***], in which case the Termination End Date shall be deemed, for all purposes under this Agreement, to be such later date and (ii) if on the Termination End Date, as extended pursuant to clause (i) above, the conditions set forth in Section 8.1(a) or 8.1(b) (with respect to Section 8.1(b), solely to the extent the failure of such condition to be satisfied arises under any antitrust Law) are not satisfied, then either the Seller or the Buyer may, by providing written notice to the other Party prior to 5:00 p.m. (Eastern time) on such date, extend the Termination End Date for [***], in which case the Termination End Date shall be deemed, for all purposes under this Agreement, to be such later date; (c) by either the Buyer or the Seller if a Governmental Authority of competent jurisdiction shall have issued a non-appealable final Governmental Order or taken any other non- appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have complied with its obligations in Section 7.2 in all material respects with respect to such Governmental Order or other action; (d) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, which breach or failure to perform (i) would, if not cured, cause the conditions set forth in Section 8.2(a) or 8.2(b) not to be satisfied and (ii) shall not have been cured by the earlier of (A) the Termination End Date and (B) twenty (20) days following receipt by the Seller of written notice from the Buyer of such breach or failure to perform, so long as the Buyer is acting in good faith and not in material breach of its obligations under this Agreement; or (e) by the Seller, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement, which breach or failure to perform (i) would, if not cured, cause the conditions set forth in Section 8.3(a) or 8.3(b) not to be satisfied and (ii) shall not have been cured by the earlier of (A) the Termination End Date and (B) twenty (20) days following receipt by the Buyer of written notice from the Seller of such breach or failure to perform, so long as the Seller is acting in good faith and not in material breach of its obligations under this Agreement. 9.2 Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and of no further force and effect and there shall be no liability or obligation on the part of the Buyer or the Seller or their respective Buyer Related Parties or Seller Related Parties, as applicable; provided, however, that (a) any such termination shall not relieve any Party from liability for damages for Fraud with respect to the making of the representations and warranties contained in this Agreement, any certificate delivered in connection herewith or in any Ancillary Agreement or any Willful Breach of this Agreement (including such Party’s obligation to consummate the Acquisition if it was otherwise obligated to do so under the terms of this Agreement) and (b) the provisions of Section 6.3 (Confidentiality), Section 9.3 (Fees and Expenses), Section 9.4 (Amendment), Section 9.5 (Extension; Waiver), this Section 9.2 (Effect of Termination) and Article X (Miscellaneous) of

65 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. 9.3 Fees and Expenses. (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Acquisition is consummated. (b) In the event that the Buyer or the Seller terminates this Agreement pursuant to Sections 9.1(b) or 9.1(c) (with respect to Section 9.1(c), solely to the extent the applicable Governmental Order or action arises under any antitrust Law) and, at the time of such termination, (i) the conditions set forth in at least one of Section 8.1(a) or Section 8.1(b) (with respect to Section 8.1(b), solely to the extent the failure of such condition to be satisfied arises under any antitrust Law) shall not have been satisfied, (ii) all of the other conditions set forth in Article VIII have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing, provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination) and (iii) the Seller has not been and is not in breach in any material respect of its obligations under this Agreement in any manner that shall have proximately caused the failure of the Closing to occur, then the Buyer shall pay to the Seller a fee equal to [***] (the “Termination Fee”), by wire transfer on the second (2nd) Business Day following the date of termination of this Agreement. In no event shall the Buyer be required to pay the Termination Fee on more than one occasion whether or not the Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different time and upon the occurrence of different events. (c) The Parties acknowledge and agree that the agreements contained in Section 9.3(b) are an integral part of the Acquisition, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Buyer fails promptly to pay the Termination Fee, and, in order to obtain such payment, the Seller commences a suit that results in a judgment against the Buyer for the Termination Fee, the Buyer shall pay to the Seller its out-of- pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, in each case, together with interest on the amount of the Termination Fee, as applicable, from the date such payment was required to be made until the date of payment at the prime rate set forth in The Wall Street Journal, in effect on the date such payment was required to be made. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that shall compensate the Seller in the circumstances in which such payment is payable for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Acquisition contemplated hereby, which amounts would otherwise be impossible to calculate with precision. (d) In the event the Termination Fee is required to be paid and is paid to the Seller pursuant to Section 9.3(b), such payment of the Termination Fee shall constitute liquidated damages and be the sole and exclusive remedy of the Company and the Seller and the Company’s and the Seller’s respective current or future equityholders, members, employees, directors, managers, officers or Affiliates (collectively, the “Seller Related Parties”) against the Buyer, its

66 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Affiliates and their respective current or future equityholders, members, employees, directors, managers or officers (collectively, the “Buyer Related Parties”) for all losses, damages, costs or expenses in respect of this Agreement (or the termination thereof) or the Acquisition (or the failure of such transactions to occur for any reason or for no reason) or any breach of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Termination Fee, none of the Buyer Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Acquisition, and none of the Company, the Seller or any other Seller Related Party shall seek to recover any other damages. 9.4 Amendment. This Agreement may not be amended except by an instrument in writing making specific reference to this Agreement and signed on behalf of each of the Parties. 9.5 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party making specific reference to this Agreement. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. ARTICLE X MISCELLANEOUS 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) when delivered in person, (ii) when transmitted by email (with confirmation of completed transmission), (iii) on the fourth (4th) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (v) when delivered by an express courier or internationally recognized service (with written confirmation of delivery) or (vi) by facsimile (with transmission confirmed) to the Parties at the following addresses (or to such other address as such Party may have specified in a written notice given to the other Parties): (a) if to the Buyer, to: Takeda Pharmaceutical Company Limited 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645 Attention: General Counsel, Legal Department Facsimile: [***]

67 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. with a copy to (which shall not constitute notice): Takeda Pharmaceuticals U.S.A., Inc. 95 Hayden Ave Lexington, MA 02421 Attention: Regional General Counsel Facsimile: [***] with a copy to (which shall not constitute notice): Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Kimberly Spoerri; Paul J. Shim Email: kspoerri@cgsh.com; pshim@cgsh.com (b) if to the Seller, to Nimbus Therapeutics, LLC 22 Boston Wharf Road, Floor 9 Boston, MA 02110 Attention: Chief Executive Officer Email: [***] with a copy to (which shall not constitute notice): Goodwin Procter LLP 100 Northern Ave Boston, Massachusetts 02210 Attention: William D. Collins; Sarah A. Solomon Email: WCollins@goodwinlaw.com; SSolomon@goodwinlaw.com Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. 10.2 Entire Agreement. This Agreement (including the Seller Disclosure Schedule and the Exhibits hereto and other documents and instruments referred to herein that are to be delivered at the Closing) and the Ancillary Agreements constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall remain in effect in accordance with its terms. 10.3 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

68 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 10.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by either of the Parties without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void, except that after the Closing, the Buyer may transfer or assign its rights and obligations under this Agreement in connection with a sale or transfer of all or substantially all of its and the Company’s rights with respect to Company Program Compounds or Company Program Products; provided that the transferee or assignee shall agree in writing for the benefit of the Seller to be bound by the applicable terms and conditions of this Agreement. In addition, if at any time after the Closing until all Net Sales Milestone Payments have been made, the Buyer or its Affiliates (including the Company) divests or transfers (by way of merger, consolidation, asset acquisition or sale, exclusive license, exclusive sublicense, assignment or other similar transfer) (a “Divestiture”) to a Third Party all of the Buyer or the its Affiliates’ right, title and interest in and to all Program Products and the Intellectual Property assets related to the same (collectively, “Divested Assets” and the Third Party receiving any Divested Assets, the “Transferee”), the Buyer or its Affiliate will: (x) make provision for the Transferee to assume and succeed to the obligations of the Buyer set forth in Section エラー! 参 照元が見つかりません。; and (y) prior to or simultaneously with the consummation of any such Divestiture, cause such Transferee to provide to the Seller an instrument of assumption in a form reasonably acceptable to the Seller effecting the assumption and succession described in the foregoing clause (x). The Buyer will only remain liable to the Seller for the obligations set forth in Section エラー! 参照元が見つかりません。 following any such Divestiture if, at the time of such Divestiture, such Transferee does not reasonably have the financial capacity to pay the Net Sales Milestone Payments when due hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. 10.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. 10.6 Counterparts and Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

69 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 10.7 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting, regardless of the inclusion or exclusion or “without limitation” or words of similar import; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (d) “date hereof” and “date of this Agreement” refers to the Effective Date; (e) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (f) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (g) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (h) references to a person or entity are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a Law include any amendment or modification to such Law and any rules, regulations and delegated legislation issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or, only with respect to events or developments occurring or actions taken or conditions existing after the date of such amendment, modification or issuance, after the Effective Date, but only to the extent such amendment or modification, to the extent it occurs after the Effective Date, does not have a retroactive effect; (l) references to any Governmental Authority include any successor Governmental Authority thereto; and (m) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto. No summary of this Agreement prepared by any Party shall affect the meaning or interpretation of this Agreement. 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State (other than Section 5-1401 of the New York General Obligations Law). 10.9 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. The Parties agree that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that without posting bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree that (a) by seeking any remedy provided for in this Section 10.9, a Party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such Party hereto under this Agreement and (b) nothing contained in this Section 10.9 shall require any Party to institute any

70 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Action for (or limit such Party’s right to institute any Action for) specific performance under this Section 10.9 before exercising any other right under this Agreement. 10.10 Submission to Jurisdiction. With respect to any Action resulting from, relating to or arising out of this Agreement, each of the Parties irrevocably and unconditionally consents and submits to the sole and exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or, if no such court shall accept jurisdiction, the United States District Court for the Southern District of New York, and any appellate court from any thereof. In the event of an Action filed in any New York State court sitting in the County of New York, each Party commits to designate such Action as appropriate for assignment to the Commercial Division. In any such Action resulting from, relating to or arising out of this Agreement, each of the Parties irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise (i) any claim that it is not subject to the jurisdiction of the above courts, (ii) that its property is exempt or immune from attachment or execution in any such Action in the above- named courts, (iii) that such Action is brought in an inconvenient forum, (iv) that the venue of such Action is improper and (v) that such Action should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the Parties hereby agrees not to commence any such Action other than before one of the above-named courts. Each of the Parties hereto also hereby agrees that any final and unappealable judgment against a Party in connection with any such Action shall be conclusive and binding on such Party and that such judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 10.10, each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 10.1, with the same legal force and effect as if served upon such Party personally within the State of New York. Nothing in this Section 10.10 shall affect the right of any Party to serve process in any other manner permitted by Law. 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY HERETO NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 10.11. ANY PARTY

71 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 10.12 Seller Disclosure Schedule. The Seller Disclosure Schedule shall be arranged in Sections corresponding to the numbered Sections contained in Article III or Article IV, as the case may be, and the disclosure in any Section shall qualify (a) the corresponding Section in Article III or Article IV, as the case may be, and (b) the other Sections in Article III or Article IV, as the case may be, to the extent that it is reasonably apparent on the face of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to have a Seller Material Adverse Effect, or is outside the Ordinary Course. 10.13 Non-Survival of Representations, Warranties and Covenants. Notwithstanding any applicable statutes of limitations, which the Parties intend to modify and limit as set forth in this Section 10.13, none of the representations, warranties, covenants and other agreements, in each case, contained in this Agreement or in any instrument or certificate delivered by any Party pursuant to this Agreement shall survive the Closing, and neither of the Parties, nor any of their Affiliates or any of their respective Representatives, shall have any liability whatsoever after the Closing for any breach thereof and no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought after the Closing with respect thereto, except for in the case of Fraud with respect to the making of the representations and warranties contained in Article III or Article IV of this Agreement or in any Ancillary Agreement or for breaches of covenants and agreements which contemplate performance after the Closing or otherwise expressly by their terms survive the Closing, each of which shall survive in accordance with its terms until such covenants and agreements have been performed, waived, or satisfied. The Buyer acknowledges and agrees that following the Closing, except in the case of Fraud, the Buyer’s sole and exclusive remedy in respect of any breach of any representation or warranty set forth in Article III or Article IV shall be under the R&W Insurance Policy (if any), and, therefore, the Seller shall have no liability whatsoever to the Buyer in respect of such breach, regardless of whether or not the Buyer is able to recover under any R&W Insurance Policy in respect of such breach, except, in each case, in the case of Fraud with respect to the making of the representations and warranties contained in Article III or Article IV of this Agreement, any Ancillary Agreement, or in any instrument or certificate delivered by any Party pursuant to this Agreement or any Ancillary Agreement. This Section 10.13 shall apply even if (a) the R&W Insurance Policy is never issued by an insurer, (b) the R&W Insurance Policy is revoked, cancelled, terminated, or modified after issuance, (c) the R&W Insurance Policy is expired, (d) the underwriters of the R&W Insurance Policy become insolvent, (e) the Buyer or any Affiliate thereof makes a claim under the R&W Insurance Policy that is denied or not paid by the insurer(s) (or any agent thereof), (f) the Buyer or any Affiliate thereof is unable to make a claim under the R&W Insurance Policy due to lack of coverage or exclusions thereunder, or (g) the Buyer or any Affiliate do not obtain the R&W Insurance Policy. For the avoidance of doubt, and notwithstanding anything to the contrary herein, this Section 10.13 shall not (x) affect any survival periods set forth in the R&W Insurance Policy with respect to claims made under the R&W Insurance Policy (if any), or (y) limit any action based upon Fraud with respect to the making

72 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. of the representations and warranties contained in this Agreement, any Ancillary Agreement, or in any instrument or certificate delivered by any Party pursuant to this Agreement or any Ancillary Agreement. 10.14 Waiver of Conflicts; Deal Communications. (a) Each of the Parties hereto acknowledges and agrees that Goodwin Procter LLP (“Goodwin”) has acted as counsel to the Company and the Seller (collectively, the “Seller Parties”) in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby. (b) The Buyer hereby consents and agrees to, and agrees to cause the Company to consent and agree to, Goodwin representing the Seller and its Affiliates after the Closing with respect to disputes involving this Agreement, any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement in which the interests of the Seller and its Affiliates may be directly adverse to the Buyer and its Affiliates (including the Company), and even though Goodwin may have represented the Company in a matter substantially related to any such dispute, or may be handling other ongoing matters for the Company. The Buyer further consents and agrees to, and agrees to cause the Company to consent and agree to, the communication by Goodwin to the Seller or any of its Affiliates in connection with any such representation of any fact known to Goodwin arising by reason of Goodwin’s prior representation of the Company. (c) In connection with the foregoing, the Buyer hereby irrevocably waives and agrees not to assert, and following Closing, agrees to cause the Company to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) Goodwin’s prior representation of the Company in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby and (ii) Goodwin’s representation of the Seller and its Affiliates prior to and after the Closing in any matter involving this Agreement, any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement. (d) The Buyer further agrees, on behalf of itself and, after the Closing, on behalf of the Company, that all communications in any form or format whatsoever between or among any of Goodwin, the Company, the Seller and/or any Affiliate of the Seller, or any of their respective directors, officers, employees or other representatives to the extent relating to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by the Seller, shall be controlled by the Seller and shall not pass to or be claimed by the Buyer or the Company. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Seller, shall be controlled by the Seller and shall not pass to or be claimed by the Buyer or the Company. (e) Notwithstanding the foregoing, in the event that a dispute arises between the Buyer or the Company, on the one hand, and a Third Party other than the Seller, on the other

73 [***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. hand, the Buyer or the Company may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such Third Party; provided, however, that none of the Buyer or the Company may waive such privilege without the prior written consent of the Seller. In the event that the Buyer or the Company is legally required by Governmental Order or otherwise to access or obtain a copy of all or a portion of the Deal Communications, the Buyer shall immediately (and, in any event, within two (2) Business Days) notify the Seller in writing (including by making specific reference to this Section 10.14) so that the Seller can seek a protective order and the Buyer agrees to use all commercially reasonable efforts to assist therewith at the Seller’s sole cost and expense. (f) To the extent that files or other materials that are Deal Communications maintained by Goodwin constitute property of its clients, only the Seller shall hold such property rights and Goodwin shall have no duty to reveal or disclose any such files or other materials or any Deal Communications by reason of any attorney-client relationship between Goodwin, on the one hand, and the Company on the other hand. (g) The Buyer agrees that it shall not, and that following the Closing it shall cause the Company not to, access or use the Deal Communications, including by way of review of any electronic data, communications or other information, by seeking to have the Company waive the attorney-client or other privilege, or by otherwise asserting that the Buyer or the Company has the right to waive the attorney-client or other privilege. 10.15 Joint Negotiation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties each hereby acknowledge that this Agreement reflects an agreement between sophisticated Parties derived from arm’s-length negotiations. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of such prior drafts. [Remainder of Page Intentionally Left Blank; Signature Page Follows]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above. TAKEDA PHARMACEUTICALS U.S.A., INC. By: /s/ Andrew Plump Name: Andrew Plump Title: President, Research & Development NIMBUS THERAPEUTICS, LLC By: /s/ Jeb Keiper Name: Jeb Keiper Title: Chief Executive Officer